UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐		Preliminary proxy statement
☐		Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒		Definitive Proxy Statement
☐		Definitive Additional Materials
☐		Soliciting Material Pursuant to Section 240.14a-12

NATURAL GAS SERVICES GROUP, INC.
(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):
☒		No fee required.
☐		Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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404 Veterans Airpark Lane, Suite 300
Midland, Texas 79705

Important Notice Regarding the Availability of Online Voting for the
Shareholder Meeting to be Held on Thursday, June 13, 2024

The Proxy Statement and annual report to shareholders are available at
www.ngsgi.com and www.proxyvote.com

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be held on Thursday, June 13, 2024

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Natural Gas Services Group, Inc., a Colorado corporation (the “Company”), will be held on Thursday, June 13, 2024 at 8:30 a.m., Central Time. The matters to be considered and voted upon at the Annual Meeting are as follows:

1	To elect three Directors to the Company's Board of Directors;
2	To consider an advisory vote on executive compensation of our named executive officers;
3	To ratify the appointment of Ham, Langston & Brezina LLP as the Company’s independent registered public accounting firm for 2024; and

4	To transact such other business as may properly be presented at the meeting, or at any adjournment(s) of the meeting.

Location
At our offices at 404 Veterans Airpark Lane, Suite 300, Midland, Texas 79705.

Record Date
Shareholders of record as of April 22, 2024 (the “Record Date”) will be entitled to attend and vote at the 2024 annual meeting of shareholders (the “Annual Meeting”). On that day, 12,437,074 shares of our common stock were outstanding and entitled to vote. A complete list of our shareholders entitled to vote at the meeting will be available for examination at our offices during ordinary business hours for a period of ten (10) days prior to the Annual Meeting.

Delivery Date
On or about May 3rd, 2024, our proxy materials are first being mailed or made available to shareholders.

How to Vote
INTERNET
Visit www.proxyvote.com. You will need the multi-digit number included in your proxy card, voting instruction form or notice regarding the availability of proxy materials (“notice card”).

PHONE
Call 1-800-690-6903 or the number on your proxy card, voter instruction form or notice card. You will need the multi-digit number included in your proxy card, voting instruction form or notice card.

MAIL
If you received a paper copy of the proxy materials by mail, you may send your completed and signed proxy card or voting instruction form to the address on your proxy card or voting instruction form.

IN-PERSON AT THE ANNUAL MEETING
If you plan to attend the meeting in-person and you are a shareholder of record, you will need to bring a picture ID and proof of ownership of your shares as of the Record Date. If your shares are held in the name of your broker, bank or other nominee and you want to vote in-person, then you will need to obtain a legal proxy from the institution that holds your common shares indicating that you were the beneficial owner as of the Record Date.

You may request a copy of the materials relating to our Annual Meeting, including the Proxy Statement and form of proxy for our Annual Meeting and our Annual Report by following the instructions on your notice card, or by contacting our Investor Relations team by telephone at (432) 262-2700 or by e-mail at ir@ngsgi.com.

We cordially invite you to attend the meeting. To ensure your representation at the meeting, please vote promptly even if you plan to attend the meeting in-person. Voting now will not prevent you from voting in-person at the meeting if you are a shareholder of record or if you hold a legal proxy from an institution that holds your shares and wish to do so.

BY ORDER OF THE BOARD OF DIRECTORS
April 29, 2024	/s/ Justin C. Jacobs
Justin C. Jacobs
Chief Executive Officer and Director

NATURAL GAS SERVICES GROUP, INC.
404 Veterans Airpark Lane, Suite 300
Midland, Texas 79705

PROXY STATEMENT
FOR THE
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON THURSDAY, JUNE 13, 2024

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies from the shareholders of the Company to be voted at our Annual Meeting of Shareholders (the “Annual Meeting”) to be held at 404 Veterans Airpark Lane, Suite 300, Midland Texas, 79705 on Thursday, June 13, 2024, at 8:30 a.m. Central Time and any adjournment thereof. YOUR PROXY IS SOLICITED BY THE COMPANY’S BOARD OF DIRECTORS. If not otherwise specified, all proxies received pursuant to this solicitation will be voted “FOR” the Director nominees and "FOR" the proposals as specified in this Proxy Statement and, at the discretion of the proxy holder, upon such other matters as may properly come before the Annual Meeting or any adjournment thereof. This Proxy Statement (including the Notice of Annual Meeting of Shareholders) and Annual Report on Form 10-K for the year ended December 31, 2023 is first being made available to shareholders beginning on or before May 3, 2024. This Proxy Statement, including the Notice of Annual Meeting, Proxy Card, and Annual Report on Form 10-K for the year ended December 31, 2023, are collectively referred to herein as the “Meeting Materials.”

Notice and Access Model

We are making the Meeting Materials available to shareholders on the Internet under the SEC’s Notice and Access model. On or before May 3, 2024, we will mail to all our shareholders a Notice of Internet Availability of Proxy Materials (the “Notice”) in lieu of mailing a full printed set of the Meeting Materials. Accordingly, our Meeting Materials are first being made available to our shareholders on the Internet at www.ngsgi.com and www.proxyvote.com on or before May 3, 2024. The Notice includes instructions for accessing the Meeting Materials and voting by mail, telephone or on the Internet at the foregoing address. You will also find instructions for requesting a full printed set of the Meeting Materials in the Notice.

We believe that the electronic method of delivery under the Notice and Access model will decrease postage and printing expenses, expedite delivery of Meeting Materials to you, and reduce our environmental impact. We encourage you to take advantage of the availability of Meeting Materials on the Internet. If you received the Notice but would like to receive a full printed set of the Meeting Materials in the mail, you may follow the instructions in the Notice for requesting such materials.

Solicitation/Cost of the Meeting

Proxies are being solicited by the Company’s Board of Directors (the “Board”). The costs of the solicitation will be borne by the Company. Proxies may be solicited personally or by mail, telephone, facsimile or email by Directors, officers and employees of the Company, none of whom will receive any additional compensation for such solicitations. The Company will reimburse banks, brokers, nominees, custodians and fiduciaries for their reasonable out-of-pocket expenses incurred in sending the Meeting Materials to beneficial owners of our shares.

Principal Executive Offices

Our principal executive offices are located at 404 Veterans Airpark Lane, Suite 300, Midland, Texas, 79705.

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QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS
AND THE MEETING

Q: Why am I receiving these materials?

A: Our Board is providing these Meeting Materials to you in connection with our 2024 Annual Meeting of Shareholders, which will take place on Thursday, June 13, 2024. As a shareholder on the Record Date for the meeting, you are invited to attend the meeting. We also encourage you to vote on the matters described in this Proxy Statement.

Q: What information is contained in these materials?

A: This Proxy Statement includes information about the nominees for Director and the other matters to be voted on at the meeting. The Proxy Statement also includes information about the voting process and requirements, the compensation of our Directors and named executive officers, and certain other required information.

Q: What can I vote on at the meeting?

A: There are three matters to be voted on at the meeting:

1
To elect three Directors, two of whom will serve until the Annual Meeting of Shareholders to be held in 2027 and one of whom will serve until the Annual Meeting of Shareholders to be held in 2025, or until his or her respective successor is elected and qualified;

2	To consider an advisory vote on executive compensation of our named executive officers; and
3	To ratify the appointment of Ham, Langston & Brezina LLP as the Company’s independent registered public accounting firm for 2024.

In addition, your proxy gives the holders the power to transact such other business as may properly be presented at the meeting, or at any adjournment(s) of the meeting.

Q: How does the Board recommend that I vote on each of the matters?

A: Our Board recommends that you vote FOR each of the Director nominees (Proposal #1); and FOR the ratification of the appointment of Ham, Langston & Brezina LLP as our independent registered public accounting firm for 2024 (Proposal #3). With respect to Proposal #2, the Board of Directors recommends that you vote FOR approval, on an advisory basis, of the compensation programs of our named executive officers as set forth under the caption “Executive Compensation” of this Proxy Statement.

Q: Can I receive next year’s proxy materials by email?

A: Yes. All shareholders who have active email accounts and Internet access may sign up for email delivery of shareholder materials. To sign up, go to www.proxyvote.com and click on “Electronic Enrollment.” If you have multiple registered or beneficial accounts, you need to enroll for each account. If you elect to receive proxy materials by email, we will not mail you any proxy-related materials next year. Your enrollment in the email program will remain in effect as long as your account remains active or until you cancel it.

Q: Who is entitled to vote at our Annual Meeting of Shareholders?

A: Holders of our outstanding common stock on April 22, 2024, are entitled to one vote per share on each of the items being voted on at the meeting. We refer to this date as the Record Date. On the Record Date, we had 12,437,074 shares of common stock outstanding. We have no other classes of stock outstanding.

Q: How do I vote my shares?

A: Shareholders of record may vote using one of the following four methods:
•Over the Internet by visiting www.proxyvote.com, which you are encouraged to do so if you have access to the Internet. You will need the multi-digit number included in your proxy card, voting instruction form or notice of availability of proxy materials (“Notice Card”);

•By telephone -- Call 1-800-690-6903 or the number on your proxy card, voting instruction form or notice card. You will need the multi-digit number included in your proxy card, voting instruction form or Notice Card;
•By completing, signing and returning the included proxy card, for those who requested to receive printed proxy materials in the mail; or
•By attending the Annual Meeting -- If you plan to attend the meeting in person and you are a shareholder of record, you will need to bring a picture ID and proof of ownership of your common shares as of the Record Date. If your shares are held in the name of your broker, bank or other nominee and you want to vote in-person, then you will need to obtain a legal proxy from the institution that holds your shares indicating that you were the beneficial owner as of the Record Date. All in-person attendees will also be required to follow any security protocols issued by the building where the Annual Meeting is held.

If you physically attend the Annual Meeting and vote in-person, your vote during the meeting will replace any earlier vote.

The Notice provides instructions on how to access your proxy, which contains instructions on how to vote via the Internet or by telephone. Alternatively, you may vote by marking the Proxy Card you received in the mail and return it to the address set forth in the instructions contained in the Proxy Card. Due to timing issues in connection with mail delivery, we recommend that you vote your shares over the Internet or by telephone.

If you hold shares in street name, the organization holding your account is considered the shareholder of record for purposes of voting at the Annual Meeting. The shareholder of record will provide you with instructions on how to vote your shares. Internet and telephone voting will be offered to shareholders owning shares through most brokerage firms and banks. Additionally, if you would like to vote in person at the Annual Meeting, contact the brokerage firm, bank or other nominee who holds your shares to obtain a proxy from them and bring it with you to the Annual Meeting. You will not be able to vote at the Annual Meeting unless you have a proxy from your brokerage firm, bank or other nominee.

Q: What is the difference between holding shares as a shareholder of record and as a beneficial owner?

A: Most of our shareholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. There are some important distinctions between shares held of record and those owned beneficially.

Shareholder of Record

If your shares are registered in your name with our transfer agent, Computershare, you are the shareholder of record for those shares and are receiving Meeting Materials directly from us. As the shareholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the meeting.

Beneficial Owner

If your shares are held in a stock brokerage account, by a bank or other nominee (commonly referred to as being held in “street name”), you are the beneficial owner of those shares. Your broker, bank or nominee is the shareholder of record and therefore has forwarded Meeting Materials to you as beneficial owner. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares and are also invited to attend the meeting. However, since you are not the shareholder of record, you may not vote your shares in person at the meeting unless you obtain a signed proxy from your broker, bank or nominee giving you the right to vote the shares.

Q: Can I change my vote or revoke my proxy?

A: Yes. You can change your vote or revoke your proxy at any time before the final vote at the meeting. You can do this by casting a later proxy through any of the available methods described above. If you are a shareholder of record, you can also revoke your proxy by delivering a written notice of your revocation to our Corporate Secretary at our principal executive office at 404 Veterans Airpark Lane, Suite 300, Midland, Texas 79705. If you are a beneficial owner, you can revoke your proxy by following the instructions sent to you by your broker, bank or other nominee.

Q: What does it mean if I get more than one set of Meeting Materials?

A: It means you hold shares registered in more than one account. Follow the instructions in each set of Meeting Materials to ensure that all of your shares are voted.

Q: What is the quorum requirement for the meeting?

A: For a “quorum” to exist at the meeting, shareholders holding a majority of the votes entitled to be cast by the shareholders entitled to vote must be present in person or represented by proxy at the meeting. There must be a quorum for any action to be taken at the meeting (other than adjournment or postponement of the meeting). If you submit a properly completed proxy, even if you abstain from voting, then your shares will be counted for purposes of determining the presence of a quorum.

If a broker indicates on a proxy that it lacks discretionary authority as to certain shares to vote on a particular matter, commonly referred to as “broker non-votes,” those shares will still be counted for purposes of determining the presence of a quorum at the meeting. Please see the next question and answer for further information about “broker non-votes.”

Q: What are broker non-votes and how are broker non-votes and abstentions counted?

A: If you are a beneficial owner and hold your shares in street name and do not provide your broker or other nominee with voting instructions, the broker, bank, or other nominee will determine if it has the discretionary authority to vote on the particular matter. The New York Stock Exchange permits brokers to vote their customers' shares on routine matters when the brokers have not received voting instructions from the customers. Brokers may not vote their customers' shares on non-routine matters unless they have received instructions from the customers. Non-voted shares on non-routine matters are referred to as broker non-votes. The ratification of the appointment of Ham, Langston & Brezina LLP as our independent public accountants for 2024 (Proposal 3) is a matter considered “routine” under applicable exchange rules. The election of Directors (Proposal 1) and the advisory vote to approve the named executive officers' compensation programs (Proposal 2) are matters considered “non-routine” under applicable exchange rules. For purposes of the election of Directors and all of the proposals set forth in this Proxy Statement, abstentions and broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

Q: What is the voting requirement to approve each of the matters?

Proposals	Board Recommendation	Votes Required	Effect of Abstentions	Effect of Broker Non-Votes
Election of Directors	FOR the nominees	Majority of votes cast	None	None
Advisory Vote to Approve Executive Compensation ("Say on Pay" Vote)	FOR	Majority of votes cast	None	None
Ratification of Independent Registered Public Accounting Firm	FOR	Majority of votes cast	None	No Broker Non-Votes (Routine Matter)

We also will consider any other business that properly comes before the Annual Meeting and the proxy holders may vote on such business in their discretion.

Q: How can I vote on each of the matters and how will the votes be counted?

A: In the election of Directors, you may vote “FOR,” “AGAINST,” or “ABSTAIN” with respect to each nominee. For the (i) advisory vote on compensation of our named executive officers and (ii) the ratification of the appointment of Ham, Langston & Brezina LLP as our independent auditors you may vote “FOR,” “AGAINST,” or “ABSTAIN” with respect to these two proposals. Under Colorado law (under which the Company is incorporated), abstentions are counted as shares present and entitled to vote at the Annual Meeting, and therefore counted as present for the purpose of determining whether a quorum is present, but they are not counted as shares cast and will therefore have no effect on the outcome of the vote.

If you sign and return your Proxy Card or voting instruction form without giving specific voting instructions, your shares will be voted as recommended by our Board. If you are a beneficial holder and do not return a voting instruction form, your broker may only vote on the ratification of the appointment of Ham, Langston & Brezina LLP (Proposal 3).

Q: Who will count the votes?

A: Broadridge, an international investor relations company, is assisting us with the voting of proxies for our meeting. Prior to the meeting, Broadridge will provide us with a tabulation of the votes present and the votes cast prior to the meeting. We believe that Broadridge will use procedures that are consistent with Colorado law concerning the voting of shares, the determination of the presence of a quorum and the determination of the outcome of each matter submitted for a vote. In addition, we will appoint a voting inspector at the meeting to count and tabulate any votes cast at the meeting.

Q: Who may attend the meeting?

A: All shareholders as of the Record Date may attend. Please bring to the meeting:

•proof of ownership such as: a copy of your proxy or voting instruction card; the two-page notice regarding the internet availability of proxy materials you received in the mail; or a copy of a brokerage or bank statement showing your share ownership as of the Record Date; and
•proof of identification such as a valid driver’s license or passport.

Q: How will voting on any other business be conducted?

A: We do not expect any matters to be presented for a vote at the meeting other than the three matters described in this Proxy Statement. If you grant a proxy, either of the officers named as proxy holders, Justin C. Jacobs and John Bittner, or their nominees or substitutes, will have the discretion to vote your shares on any additional matters that are properly presented for a vote at the meeting and at any adjournment or postponement that may take place. If, for any unforeseen reason, any one of the nominees is not available as a candidate for Director, the persons named as the proxy holder may vote your proxy for another candidate or other candidates nominated by our Board.

Q: May I propose actions for consideration at next year’s meeting of shareholders?

A: Yes. Please see the section entitled "Shareholder Proposals" in this Proxy Statement for information concerning making shareholder proposals and director nominations.

Q: Who is paying for this proxy solicitation?

A: We will pay the cost of soliciting the proxies. In addition, our officers, Directors and employees may solicit proxies or votes in person, by telephone or by email. These people will not be paid any additional compensation for these activities. We will send copies of proxy-related materials or additional solicitation materials to brokers, fiduciaries and custodians who will forward these materials to the beneficial owners of our shares. On request, we will reimburse brokers and other persons representing beneficial owners of shares for their reasonable expenses in forwarding these materials to beneficial owners.

Q: How can I find out the results of the voting at the Annual Meeting?

A: Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a current report on Form 8-K that we expect to file with the SEC no later than four business days after the conclusion of the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K on or before the fourth business day after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

HOUSEHOLDING OF PROXY MATERIALS

In an effort to reduce printing costs and postage fees, we have adopted a practice called “householding.” Under this practice, shareholders who have the same address and last name and do not participate in email delivery of proxy-related materials will receive only one set of our Proxy Statement, annual report or notice of internet availability of proxy-related materials unless one or more of these people notifies us that he or she wishes to continue to receive individual copies.

If you share an address with another shareholder and receive only one set of proxy-related materials and would like to request a separate copy for this year’s Annual Meeting or for any future meetings, please: (1) call our Investor Relations contact at (432) 262-2700; (2) send an email to ir@ngsgi.com; or (3) mail your request to Natural Gas Services Group, Inc., 404 Veterans Airpark Lane, Suite 300, Midland, Texas 79705, Attn: Investor Relations. Similarly, you may also contact us through any of these methods if you receive multiple copies of the materials and would prefer to receive a single copy in the future.

PROPOSAL 1 - ELECTION OF DIRECTORS

Our Board of Directors is divided into three classes, each class to be as nearly equal in number as possible. At each Annual Meeting of Shareholders, members of one of the classes, on a rotating basis, are elected for a three-year term. We currently have six Directors serving on our Board. Our Board may fill vacancies if a qualified candidate is vetted. The following table sets forth, by class, the members of our Board of Directors as of the date of this Proxy Statement:

Terms Expiring at the 2024 Annual Meeting	Terms Expiring at the 2025 Annual Meeting	Terms Expiring at the 2026 Annual Meeting
David L. Bradshaw	Donald J. Tringali	Justin C. Jacobs
Nigel J. Jenvey	Georganne Hodges*	Stephen C. Taylor
Georganne Hodges*

*On October 26, 2023, our Board of directors was expanded and Ms. Hodges was appointed to the Board to fill the newly created vacancy. Although Ms. Hodges was placed in the class of director whose term expires at the 2025 annual meeting in order to comply with Colorado law in connection with staggered Boards, our Bylaws require that directors who are appointed by the Board to fill a vacancy must be submitted for election at the next annual shareholders’ meeting.

Shareholders will be electing three Directors at the Annual Meeting. The Board is recommending the re-election of David L. Bradshaw and Nigel J. Jenvey to the Board of Directors to serve a three-year term expiring at the Annual Meeting of Shareholders in 2027. The Board is also recommending the election of Georganne Hodges to serve a one-year term expiring at the Annual Meeting of shareholders in 2025.

The person named in our form of proxy will vote the shares represented by such proxy for the election of the nominees for Director named above unless other instructions are shown on the Proxy Card. If, at the time of the meeting, the nominee becomes unavailable for any reason, which is not expected, the persons entitled to vote the proxy will vote for such substitute nominee, if any, as they determine in their sole discretion, or we may reduce the size of the Board.

Biographical information and qualifications for the persons nominated as a Director, and for each person whose term of office as a Director will continue after the 2024 Annual Meeting, is set forth below.

Nominees for Director

David L. Bradshaw

David L. Bradshaw, 69, joined our board in December of 2011. On May 17, 2022, Mr. Bradshaw was appointed as the Lead Independent Director and served in that role until May 2023. Since 2005, Mr. Bradshaw has acted as a consultant in the oil and gas exploration and production sector and has overseen his investments in this area. From August 2007 through November 2009, Mr. Bradshaw served as a Director and Audit Committee Chairman for Triangle Petroleum, a publicly traded company listed on the American Stock Exchange. From November 2007 through November 2008, Mr. Bradshaw served as a Director for Comet Ridge Limited, an Australian company listed on the Australian Securities Exchange. From 1986 to 2005, Mr. Bradshaw worked for Tipperary Corporation, a U.S. public company listed on the American Stock Exchange. During his tenure at Tipperary, the company was involved in oil and gas exploration and production, and natural gas processing and transportation. He held the positions of Chief Executive Officer from 1996 to 2005, Chairman of the Board from 1997 to 2005, Chief Financial Officer from 1990 to 1996 and Chief Operating Officer from 1993 to 1996. From 1999 to 2005, Mr. Bradshaw also served as Chief Executive Officer and Chairman of Tipperary Oil & Gas (Australia) Pty Ltd, a subsidiary of Tipperary, which explored for and produced natural gas in Queensland, Australia. From 1983 to 1986, Mr. Bradshaw was an owner and officer of Bradcorp, Inc., a private exploration and production company. Prior to this, Mr. Bradshaw spent six years in public accounting serving predominantly oil and gas clients. Mr. Bradshaw graduated from Texas A&M University with a B.B.A. in Accounting in 1976 and an M.B.A. in 1977, and is also a Certified Public Accountant.

Mr. Bradshaw's educational and professional training and achievements as a Certified Public Accountant and MBA, along with his past experience as both a Chief Financial Officer and Chief Executive Officer of a public company involved in the natural resources industry, provides us with considerable accounting and corporate finance skills. In addition, Mr. Bradshaw's career has spanned over forty years in the oil and gas industry and as a public accountant. His executive management positions in both private and public companies bring us significant leadership, planning and management skills and background.

Nigel J. Jenvey

Nigel. J. Jenvey, 51, was appointed as a Director of Natural Gas Services Group in April 2021. Mr. Jenvey is currently Executive - Strategy & Growth Initiatives at Baker Hughes and serves as a board member for its interests in a hydrogen production technology company called Ekona Power and the Long Duration Energy Storage Council, and previously held the position of Global Head of Carbon Management at their consultancy Gaffney, Cline & Associates. Prior to joining Baker Hughes, Mr. Jenvey spent eight years at British Petroleum as the company’s head of Carbon, Capture, Use and Storage (CCUS) and carbon solutions manager. He also led similar efforts at Maersk Oil as Technical Director of carbon & climate, and served in various managerial and project leadership roles at Royal Dutch Shell, including Shell’s global Enhanced Oil Recovery (EOR) Center of Expertise and European operating business. He began his career as a petroleum engineer at Texaco in 1995 supervising offshore oil and gas production operations in the North Sea. Mr. Jenvey is an industry leader in Carbon Management and expert in CCUS having been involved in leading projects across the world since 2004. These have included providing study leadership to the National Petroleum Council, industry capability development in the Society of Petroleum Engineers, and providing advice to various major energy companies in the US and Canada. Mr. Jenvey is the Editor of the annual Decarbonization feature in the SPE Journal of Petroleum Technology and has been a peer reviewer to the International Energy Agency. Mr. Jenvey has also provided testimony to Congress on CO2 Capture technologies. Mr. Jenvey holds a Bachelor degree (Hons.) in Mining Engineering from the University of Leeds and both a Diploma and a Master of Science degree in Petroleum Engineering from Imperial College in London.

Mr. Jenvey brings significant carbon management, sustainability and Environmental, Social and Governance (“ESG”) experience to our Board. His experience of working with companies, investors, governments, academia, and non-governmental organizations provides us a wealth of knowledge and insight regarding the challenges and solutions that exist for the oil and gas industry, and adds to our Board’s capabilities to successfully guide the Company through these matters that are impacting our business and industry.

Georganne Hodges

Georganne Hodges, age 58, was appointed as a Director of Natural Gas Services Group in October 2023. Ms. Hodges has more than 30 years of wholesale and retail energy experience, including national public accounting firm experience and extensive experience across the energy industry value chain. She was most recently Executive Vice President of Supply, Trading & Logistics at Motiva Enterprises, LLC, until January 2023. Prior to joining Motiva, she held the position of CFO with Spark Energy, where she successfully completed the company’s initial public offering as well as several acquisitions. She also held the position of CFO with Direct Energy, as well as other senior financial roles since beginning her career with Arthur Andersen in 1987. Since March 2023, she has served as a member of the board of directors and Audit Committee of PBF Energy (NYSE:PBF). Since 2022, she has served as a member of the board of directors of BWC Terminals LLC, where she serves on the Audit Committee and the Nominating and Corporate Governance Committee. Beginning in May 2021, she served as a member of the board of directors of TransAlta Renewables Inc. (formerly (TSX: RNW)) where she was the Chair of the Audit Committee until her resignation from the Board in early October 2023 in connection with an acquisition of that company. Ms. Hodges holds a B.B.A. in Accounting and Finance from the Hankamer School of Business at Baylor University.

Ms. Hodges brings significant public company accounting and disclosure experience, along with public company Board and related committee experience to the Company. In addition, her significant experience as a CFO and other senior financial roles in the energy industry adds significant value to our Board and management.

Required Vote for This Proposal

The election of each Director nominee requires the affirmative vote of a majority of the votes cast at the Annual Meeting with respect to the nominee. The number of shares voted “for” each Director nominee must exceed the number of votes cast “against” that nominee for the nominee to be elected as a Director to serve until his or her term expires or until his or her successor has been duly elected and qualified. Abstentions and broker non-votes are not counted as votes cast in the election of directors and therefore will not have any effect on the outcome of the vote.

Pursuant to the resignation policy adopted by our Board and further described in our Corporate Governance Guidelines, any nominee for Director who is not elected shall promptly tender his or her resignation to our Board following certification of the shareholder vote. The Nominating and Corporate Governance Committee (“Nominating Committee”) will consider the resignation offer and recommend to our Board the action to be taken with respect to the offered resignation. In determining its recommendation, the Nominating Committee shall consider all factors it deems relevant. Our Board will act on the Nominating Committee's recommendation within 90 days following certification of the shareholder vote and will publicly disclose its decision with respect to the Director's resignation offer (and the reasons for rejecting the resignation offer if applicable).

Any Director who tenders his or her resignation pursuant to the resignation policy shall not participate in the Nominating Committee's recommendation or Board action regarding whether to accept the resignation offer. If the number of members of the Nominating Committee are required to tender their resignations pursuant to the resignation policy in the same election so that a quorum of the committee cannot be achieved, then the other independent Directors of our Board of Directors who are not required to tender a resignation pursuant to the resignation policy shall consider the resignation offers and make a recommendation to our Board.

To the extent that one or more Directors' resignations are accepted, our Board, in its discretion, may determine either to fill such vacancy or vacancies or to reduce the size of the Board within the authorized range.

Continuing Directors Whose Term Expires in 2025

Donald J. Tringali

Donald J. Tringali, 66, serves as the Chief Executive Officer of Augusta Advisory Group, a boutique financial and business consulting firm providing a full range of executive, operations and corporate advisory services to companies, a position he has held since founding the firm in 2001. Prior to founding Augusta Advisory Group, Mr. Tringali served as the Executive Vice President of Telemundo Group, Inc., a major media company serving the Hispanic population in the United States, from 1996 to 2001. Mr. Tringali has extensive experience serving on the boards of directors of public and private companies, including service as chairman, as well as on the audit, compensation, and nominating and governance committees of those companies. He currently serves on the boards of directors of Wavedancer, Inc., a Nasdaq-traded provider of information technology consulting and software development services for the government and the private sector, Swiss Water Decaffeinated Coffee, Inc., a green coffee decaffinator traded on the Toronto Stock Exchange, and POSaBIT Systems Corporation, a point-of-sale payments company focusing on the cannabis industry that is traded on the Canadian Stock Exchange. Mr. Tringali served as a director, and later as the Chairman of the Board, of National Technical Systems, Inc., a Nasdaq-traded international testing and engineering firm, from 1999 through its sale to a private equity firm in 2013. He is the former Executive Chairman of the Board of Cartesian, Inc., a Nasdaq-traded international telecommunications consulting company that was sold to a private equity group in 2018. Mr. Tringali began his career as a corporate attorney in Los Angeles, where he represented public and private companies in general business matters and mergers and acquisitions transactions. Mr. Tringali holds a Bachelor of Arts in Economics from UCLA and a Juris Doctor from Harvard Law School.

Mr. Tringali’s extensive board experience, including as a member or chairman of audit, compensation, and nominating and governance committees, combined with his experience as a public company executive, will enable him to contribute valuable insights into effective governance and oversight systems at the Company that will improve value for all shareholders.

Mr. Tringali was appointed to the Board pursuant to a Cooperation Agreement entered into by and among the Company and entities affiliated with Mill Road Capital Management LLC.

Georganne Hodges — See above for Ms. Hodges' biographical information and qualifications.

Continuing Directors Whose Term Expires in 2026

Justin C. Jacobs

Justin C. Jacobs, 49, currently serves as Chief Executive Officer of the Company, effective as of February 12, 2024. Prior to this time, Mr. Jacobs was a Managing Director and a member of the Management Committee at Mill Road Capital Management LLC, where he had worked since 2005. Mill Road Capital Management is an investment firm focused on investments in small, publicly traded companies. The firm manages multiple funds with approximately $1.0 billion of assets under management. Prior to Mr. Jacob's appointment as our CEO, he resigned all of his positions with Mill Road Capital and its affiliated entities. From 1999 to 2004, Mr. Jacobs was employed at LiveWire Capital, an investment and management group backed primarily by The Blackstone Group and Thomas Lee Partners that focused on operationally intensive buyouts of middle market companies. While employed at LiveWire, he held various operational positions in numerous portfolio companies, including interim Chief Operating Officer, in addition to investment responsibilities. Before joining LiveWire, Mr. Jacobs was an investment professional in the private equity group at The Blackstone Group from 1996 to 1999. Mr. Jacobs is currently a member of the Board of Directors of Swiss Water Decaffeinated Coffee, Inc. He previously served as a member of the Boards of Directors of several public companies, including Ecology and Environment, Inc., Galaxy Nutritional Foods, Inc., National Technical Systems, Inc., and School Specialty, Inc., as well as numerous private companies, including Lignetics, Inc., Mother’s Market & Kitchen, Inc., PRT Growing Services LTD and Rubios Restaurants, Inc. Mr. Jacobs holds a B.S. from the McIntire School of Commerce at the University of Virginia with concentrations in accounting and finance.

Mr. Jacobs provides the Board with more than 25 years of experience as a public investor, private equity investor, operator, and member of Board of Directors; he also has significant experience in turnaround situations. He has expertise in capital markets transactions, mergers and acquisitions, capital allocation and strategic reviews, as well as significant experience with executive compensation, shareholder communications and the development of both short-and long-term strategic growth plans. In addition, he has significant experience in both operational and oversight roles, particularly with small, publicly traded companies, as well as with corporate governance practices and shareholder value creation.

Mr. Jacobs was appointed to the Board in 2023 pursuant to a Cooperation Agreement entered into by and among the Company and entities affiliated with Mill Road Capital Management LLC, prior to becoming CEO of the Company in February 2024.

Stephen C. Taylor

Stephen C. Taylor, 70, was President and Chief Executive Officer of Natural Gas Services Group from January 2005 until his retirement from the positions effective May 17, 2022. In connection with the resignation of John W. Chisholm, who was appointed as our Interim Chief Executive Officer upon Mr. Taylor’s retirement, on November 11, 2022, the Board appointed Mr. Taylor to serve as Interim President and Chief Executive Officer until such time as a permanent President and Chief Executive Officer could be hired. Mr. Taylor continued in his role as Interim President until October 9, 2023, at which point Brian Tucker joined the Company as President and Chief Operating Officer. Subsequent to that date, Mr. Taylor continued in his role of Interim Chief Executive Officer of the Company until February 12, 2024. Mr. Taylor currently serves as the Chairman of our Board of Directors.

Mr. Taylor was elected as a Director of Natural Gas Services Group at the Annual Meeting of Shareholders in June 2005. Effective January 1, 2006, he was appointed Chairman of the Board. Immediately prior to joining Natural Gas Services Group, Mr. Taylor held the position of General Manager − US Operations for Trican Production Services, Inc. from 2002 through 2004. Mr. Taylor joined Halliburton Resource Management in 1976, becoming its Vice President − Operations in 1989. Beginning in 1993, he held multiple senior level management positions with Halliburton Energy Services until 2000 when he was elected Senior Vice President/Chief Operating Officer of Enventure Global Technology, LLC, a joint-venture deep water drilling technology company owned by Halliburton Company and Shell Oil Company. Mr. Taylor elected early retirement from Halliburton Company in 2002 to join Trican Production Services, Inc. where he held the position of General Manager — U.S. Operations until 2024. Mr. Taylor holds a Bachelor of Science degree in Mechanical Engineering from Texas Tech University and a Master of Business Administration degree from the University of Texas at Austin.

Mr. Taylor’s senior management experience in the natural resources industry provides the Board and our company with significant insight into our business. Mr. Taylor’s engineering and advanced business training uniquely qualifies him to provide leadership, technical expertise and financial acumen to our Board.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

Natural Gas Services Group’s Board of Directors held four meetings in 2023. Each Director attended at least 75% of the total number of Board meetings held while such person was a Director. Each Director also attended at least 75% of all of the meetings held by all committees of the Board for which he or she served (during the periods that he or she served). The Board acts from time to time by unanimous written consent in lieu of holding a meeting.

Our non-management Directors hold regularly scheduled executive sessions in which those Directors meet without management participation. Generally, our current Lead Director, Donald J. Tringali, presides over these sessions.

We typically schedule a Board meeting in conjunction with our Annual Meeting of Shareholders. We expect our Directors to attend each Annual Meeting, absent a valid reason, such as illness or an unavoidable conflict. Last year, all of the individuals then serving as Directors attended our 2023 Annual Meeting of Shareholders.

To assist it in carrying out its duties, the Board has delegated certain authority to four separately designated standing committees. These committees and their members are described and identified below.

NAME	AUDIT COMMITTEE	COMPENSATION COMMITTEE	NOMINATING AND CORPORATE GOVERNANCE COMMITTEE	SAFETY AND SUSTAINABILITY COMMITTEE
David L. Bradshaw	X*	X		X
Georganne Hodges	X	X	X*
Nigel J. Jenvey	X		X	X*
Donald J. Tringali		X*	X	X
*Chair Person

The Audit Committee

The primary functions of our Audit Committee include:

•assisting the Board in fulfilling its oversight responsibilities as they relate to our accounting policies, internal controls, financial reporting practices and legal and regulatory compliance, including compliance with the Sarbanes-Oxley Act of 2002;
•discussing with management policies with respect to risk assessment and risk management;
•hiring our independent registered public accounting firm;
•monitoring the independence and performance of our independent registered public accounting firm;
•maintaining, through regularly scheduled meetings, a line of communication between the Board, our financial management and independent registered public accounting firm; and
•overseeing compliance with our policies for conducting business, including ethical business standards, our cybersecurity policy.

Our common stock is listed for trading on the New York Stock Exchange, or “NYSE”. Under rules of the NYSE, the Audit Committee is to be comprised of three or more Directors, each of whom must be independent. Our Board has determined that all of the members of the Audit Committee identified above are independent, as defined under the applicable NYSE rules and listing standards. In addition, our Board has determined that both David L. Bradshaw and Georganne Hodges are qualified as an “audit committee financial expert” as that term is defined in the rules of the United States Securities and Exchange Commission. The Audit Committee met eight times during the last fiscal year. The Audit Committee has also received from, and discussed with, Ham, Langston & Brezina LLP, our independent registered public accounting firm, the matters required to be discussed by Public Accounting Oversight Board Auditing Standard No. 1301 (AS 1301) (Communications with Audit Committees).

Any shareholder may obtain free of charge a printed copy of our Audit Committee Charter by sending a written request to Investor Relations, Natural Gas Services Group, Inc., 404 Veterans Airpark Lane, Suite 300, Midland, Texas 79705 or by visiting the “Governance” tab on the investor relations page of our website at www.ngsgi.com.

The Compensation Committee

The primary functions of our Compensation Committee include:

•assisting the Board in overseeing the management of our human resources;
•evaluating our Chief Executive Officer’s performance and compensation;
•formulating and administering our overall compensation principles and plans; and
•evaluating executive management.

The Compensation Committee’s policy is to offer the executive officers competitive compensation packages that will permit us to attract and retain individuals with superior abilities and to motivate and reward such individuals in an appropriate fashion in the long-term interests of Natural Gas Services Group and its shareholders. Currently, executive compensation is comprised of salary and cash bonuses and awards of long-term incentive opportunities in the form of equity or equity derivative awards under the 2019 Equity Incentive Plan, as well as other long-term incentives payable in cash. The Compensation Committee also administers our Clawback Policy relating to the recovery of certain incentive compensation in connection with specified accounting restatements.

Our Board has determined that all of the members of the Compensation Committee identified above are independent, as defined under the applicable NYSE rules and listing standards.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee members are not officers or employees of our Company, and there is not, nor was there during fiscal 2023, any compensation committee interlock (in other words, no executive of our company serves as a Director or on the compensation committee of a company that has one or more executives serving on our Board or our Compensation Committee).

Any shareholder may obtain free of charge a printed copy of our Compensation Committee Charter by sending a written request to Investor Relations, Natural Gas Services Group, Inc., 404 Veterans Airpark Lane, Suite 300, Midland, Texas 79705 or by visiting the “Governance” tab on the investor relations page of our website at www.ngsgi.com.

The Safety and Sustainability Committee

The primary functions of our Safety and Sustainability Committee (“S&S”) is overseeing and providing guidance on matters related to safety, occupational health, and sustainability practices with the Company. The Committee's primary objectives are to ensure the well-being of employees, contractors and communities in which we operate, and to promote sustainable business practices aligned with environmental stewardship.

Our Board has determined that each of the S&S Committee members identified above were independent, as defined under the applicable NYSE rules and listing standards.

Any shareholder may obtain free of charge a printed copy of our Safety and Sustainability Committee Charter by sending a written request to Investor Relations, Natural Gas Services Group, Inc., 404 Veterans Airpark Lane, Suite 300, Midland, Texas 79705 or by visiting the “Governance” tab on the investor relations page of our website at www.ngsgi.com.

The Nominating and Corporate Governance Committee

The primary functions of our Nominating and Corporate Governance Committee (“Nominating Committee”) are (1) identifying, evaluating, and recommending individuals qualified to become Board members; (2) determination of the composition of the Board and its committees; (3) establishing and maintaining effective corporate governance policies; and (4) evaluating the performance of the Board and its committees. One of the Committee's goals is to nominate candidates who possess a range of experiences and backgrounds which will contribute to the Board's overall effectiveness in meeting its duties and forwarding the goals of our company.

Our Board of Directors has determined that each of the Nominating Committee members identified above were and are independent as defined under the applicable NYSE rules and listing standards.

Any shareholder may obtain free of charge a printed copy of our Nominating and Corporate Governance Committee Charter by sending a written request to Investor Relations, Natural Gas Services Group, Inc., 404 Veterans Airpark Lane, Suite 300, Midland, Texas 79705 or by visiting the “Governance” tab on the investor relations page of our website at www.ngsgi.com.

Board Nominations

The Board is responsible for identifying individuals qualified to become Directors, and nominees are selected by the Board. The Board takes into account many factors, including being highly qualified in terms of business experience, finance and other disciplines relevant to the success of a publicly traded company in today’s business environment; understanding of the Company’s business on a technical level and the industry in which it competes; and educational and professional background. The Board evaluates each individual in the context of the Board as a whole, with the objective of recommending a group that can best support the success of the business and, based on its diversity of experience and backgrounds, represent stockholder interests through the exercise of sound judgment.

The Nominating Committee will consider a Director candidate recommended by a shareholder. A candidate must be highly qualified based on the factors noted above and be both willing and expressly interested in serving on the Board. A shareholder wishing to recommend a candidate for the Committee’s consideration must follow Securities and Exchange Commission Rule 14a-8 or our advance notice provisions contained in our Bylaws. Please see “Shareholder Proposals” on page 56 of this Proxy Statement for further information.

Director Independence

As required under the listing standards of the NYSE, a majority of the members of our Board must qualify as independent, as affirmatively determined by our Board. The standards relied upon by the Board in determining whether a director is “independent” are those set forth in the rules of the NYSE. The NYSE generally defines the term “independent director” as a person other than an executive officer or employee of a company, who does not have a relationship with the company that would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Because the Board believes it is not possible to anticipate or provide for all circumstances that might give rise to conflicts of interest or that might bear on the materiality of a relationship between a director and the Company, the Board has not established specific objective criteria, apart from the criteria set forth in the NYSE rules, to determine “independence.” In addition to the NYSE criteria, in making the determination of “independence”, the Board considers such other matters including, without limitation, (i) the business and non-business relationships that each independent director has or may have had with the Company and its other directors and executive officers, (ii) the stock ownership in the Company held by each such director, (iii) the existence of any familial relationships with any executive officer or director of the Company, and (iv) any other relevant factors which could cause any such Director to not exercise his independent judgment. Our Nominating and Governance Committee evaluates all relevant transactions and relationships between each director then on the Board, and any of his or her family members, and the Company, senior management, and independent registered accounting firm. Based on this evaluation and the recommendation of the Committee, our Board determined that each of the following four current members of the Board is “independent” within the meaning of applicable listing standards of the NYSE and under the standards set forth in our Corporate Governance Guidelines which are consistent with the NYSE listing standards: Nigel J. Jenvey, David L. Bradshaw, Georganne Hodges and Donald J. Tringali.

Board of Directors Diversity

The Company values diversity and the benefits that a diverse workforce can bring to the Company and to the Board of Directors. Diversity can promote the inclusion of different perspectives and ideas which can lead to more robust discussion regarding strategic and governance policy alternatives and, ultimately, result in better corporate governance and decision making.

The Company seeks to maintain a Board comprised of talented and dedicated Directors with a diverse mix of expertise, experience, skills and backgrounds. The skills and backgrounds collectively represented on the Board should reflect the diverse nature of the business environment in which the Company operates. As new members of the Board are considered, diversity considerations should include - but not be limited to - business expertise, geography, age, gender and ethnicity.

The Company is committed to a merit-based system for Board composition within a diverse and inclusive culture which solicits multiple perspectives and views and is free of conscious or unconscious bias. When assessing Board composition or identifying suitable candidates for appointment to the Board, the Company will consider candidates on merit with due consideration to the benefits of diversity and the needs of the Board. The Board and its Nominating Committee are especially cognizant of the benefits of gender and ethnic diversity and will continue to focus on important diversity metrics in future searches.

The Board’s Leadership Structure

The Chairman of the Board is selected by the members of our Board of Directors. Our Board does not have a policy as to whether the roles of Chairman of the Board of Directors and CEO should be separate or combined.

Throughout 2023, Stephen C. Taylor, our long-time Chairman and CEO, served as our Chairman of the Board and Interim CEO. The Board believed this was the most effective Board leadership structure at the time due to Mr. Taylor’s tenured experience in the compressor industry and longstanding history as the Company’s CEO, which made him the best qualified Director to act as our Chairman of the Board. In May, 2023, shortly after Donald J. Tringali and Justin C. Jacobs were appointed to the Board, the independent Directors appointed Mr. Tringali to serve as Lead Independent Director, succeeding director David Bradshaw in the role.

With Mr. Taylor’s retirement in February 2024 and the appointment of Justin Jacobs as the Company’s new CEO, the independent Directors believed that roles of CEO and Chairman should be bifurcated, and that Mr. Taylor should remain Chairman of the Board considering his in-depth knowledge of the issues, opportunities, and challenges facing the business. The independent Directors believe that as Chairman, Mr. Taylor is best suited to act as the Board’s liaison and provide assistance to Mr. Jacobs in connection with his recent appointment as our new Chief Executive Officer, and that the combination of Mr. Taylor as Chairman and Mr. Tringali as Lead Independent Director create the best leadership structure for the Board.

Except as set forth below, each of our Directors, other than Mr. Taylor, was and is independent in 2023, and the Board believes that the independent Directors provide effective oversight of management. In connection with Mr. Jacobs' appointment as Interim Chief Executive Officer in February 2024, under NYSE rules he was no longer be deemed independent while acting in that capacity. The Board may subsequently decide, however, to change that leadership structure. The Board believes that it has in place safeguards to ensure that we maintain the highest standards of corporate governance and continued accountability of the CEO to the Board. These safeguards include:

•In 2023, all members of the Board were independent Directors except for Stephen C. Taylor. In February 2024, Justin Jacobs was appointed as our new CEO; thus, Mr. Jacobs is no longer an independent Board member.
•The establishment of the Lead Director position, described below, which assumes the role of ensuring fair, open and independent discussions and decisions amongst the Board. Donald J. Tringali is our current Lead Independent Director.
•Each of the Board’s four standing committees are comprised of and chaired solely by non-employee Directors who meet the independence requirements under the NYSE listing standards and other governing laws and regulations. As noted above, these committees meet frequently.
•A review and determination of our CEO and other executive officers’ compensation and performance remains within the purview of the Compensation Committee, which is assisted by an independent compensation consultant.
•The independent Directors continue to meet in executive sessions without management present to discuss the effectiveness of the Company’s management, the quality of the Board meetings and any other issues and concerns.

Lead Director

To promote the independence of the Board and appropriate oversight of management and to demonstrate our commitment to strong corporate governance, the independent Directors designate an independent, non-employee Director to serve as our Lead Independent Director. The Lead Independent Director helps to facilitate free and open discussion and communication among the independent, non-employee Directors. The responsibilities of the Lead Director are set forth in our Corporate Governance Guidelines, which is available under “Investor Relations - Governance Documents” on our website at www.ngsgi.com. David Bradshaw was our Lead Independent Director prior to May 2023, at which time Donald Tringali assumed the role as our Lead Director

Role in Risk Oversight

Our Board of Directors oversees the management of risks inherent in the operation of our business and the implementation of our strategic plan. Our executive management is responsible for the day-to-day management of risks we face. The Board is periodically advised by management on the status of various factors that could impact our business and operating results, including oil and gas industry issues, operational issues (such as compressor manufacturing issues, backlog for compressor equipment etc.), legal and regulatory risks. The full Board is also responsible for reviewing our strategy, business plan, and capital expenditure budget.

Our Board of Directors also has an active role in oversight of our cybersecurity risks and is assisted by our Manager of Information Technology and other management personnel in the exercise of these responsibilities. In connection with this oversight, we have adopted a Cybersecurity Event Plan which outlines how we identify and manage our cybersecurity risk.

Our Board committees assist the Board in fulfilling its oversight responsibilities in certain areas of risk. Our Audit Committee serves an important role in providing risk oversight, as further detailed in its charter. One of the Audit Committee’s primary duties and responsibilities is to monitor the integrity of our financial statements, financial reporting processes, systems of internal controls regarding accounting, and disclosure controls and procedures. The Compensation Committee assists the Board with risk management relating to our compensation policies and programs, and the Nominating and Governance Committee assists with risk management relating to Board organization, membership and structure, succession planning for our Directors and executive officers, and corporate governance.

Cooperation Agreement

On April 28, 2023, the Company entered into a Cooperation Agreement (the “Agreement”) with Mill Road Capital III, L.P., a Cayman Islands exempted limited partnership, and Mill Road Capital III GP LLC, a Cayman Islands limited liability company (such parties collectively, the “Mill Road Parties”) pursuant to which the Company agreed to appoint Justin C. Jacobs and Donald J. Tringali (the “Appointed Directors”) to its Board and agreed to include the Appointed Directors as part of the Company’s slate of nominees for election to the Board at the 2023 annual meeting of shareholders. Mr. Tringali was appointed to fill an existing vacancy on the Board. In addition, in connection with the Agreement, on April 28, 2023, Leslie A. Beyer resigned from the Board and Mr. Jacobs was appointed to fill the vacancy on the Board in connection with her resignation. The Board determined that each of Messrs. Jacobs and Tringali satisfies the requirements to serve as an independent director of the Company under applicable requirements of the New York Stock Exchange.

As part of the Agreement, the Mill Road Parties agreed, among other things, (i) to customary standstill provisions, and (ii) to vote its shares in favor of the Board’s slate of directors at the Annual Meeting. In addition, the Company reimbursed the Mill Road Parties for documented out-of-pocket fees and expenses incurred in connection with the nomination of directors of the Company by the Mill Road Parties. The Cooperation Agreement also contains customary mutual non-disparagement provisions.

The cooperation period, including the standstill restrictions on the Mill Road Parties, will generally terminate the day after the 2025 deadline for shareholders to submit a notice to nominate one or more directors under the Company’s Bylaws; provided, however, if the Company does not irrevocably agree with the Mill Road Parties to re-nominate and support for re-election the Appointed Director whose term ends on the date of the 2025 annual meeting of shareholders at least 60 days before the 2025 nomination deadline to submit a notice to nominate one or more directors under the Company’s Bylaws, then the cooperation period will expire 30 days prior to the 2025 deadline. The standstill provisions may also terminate upon a breach of the Agreement by the Company or in connection with the public proposal of certain extraordinary corporate transactions.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement which has been filed with the SEC on May 5, 2023 as an exhibit to a Current Report on Form 8-K.

Insider Trading Policy

Our Board has adopted an Insider Trading Policy for employees and directors to promote compliance with federal and state securities laws. The policy prohibits certain persons who are aware of material non-public information about the Company from: (i) trading in securities of the Company; or (ii) providing material non-public information to other persons who may trade on the basis of that information. When material non-public information about us may exist and may have an influence on the marketplace, a trading blackout period is placed in effect by management. In addition, our Insider Trading Policy also applies to family members, other members of a person’s household, and entities controlled by a person covered by this Insider Trading Policy. Officers, directors, and designated employees, as well as the family members and controlled entities of such persons, may not engage in any transaction in Company securities without first obtaining pre-clearance of the transaction.

Under the Insider Trading Policy, directors, executive officers and other employees are prohibited from entering into any hedging or monetization transactions relating to our securities or otherwise trading in any instrument relating to the future securities’ price. Our Insider Trading Policy also prevents directors and executive officers from pledging our securities as collateral for loans or holding our securities in a margin account.

Clawback Policy

Our Board of Directors has adopted a clawback policy, as required by Section 10D of the Exchange Act and the listing standards adopted by the NYSE. In the event of certain accounting restatements, this policy requires us to pursue recovery from current and former executive officers (as defined under the applicable rules) of any amount of incentive-based awards paid during the three years preceding the accounting restatement that exceeds the amount that would have otherwise been paid if calculated based on the restated financial reporting measure, calculated on a pre-tax basis.

Code of Ethics

Our Board of Directors has adopted a Code of Business Conduct and Ethics (“Code”), which is posted on our website at www.ngsgi.com. You may also obtain a copy of our Code by requesting a copy in writing at 404 Veterans Airpark Lane, Suite 300, Midland, Texas 79705 or by calling us at (432) 262-2700.

Our Code provides general statements of our expectations regarding ethical standards that we expect our Directors, officers and employees, including our Chief Executive Officer and Chief Financial Officer, to adhere to while acting on our behalf. Among other things, the Code provides that:

•we will comply with all laws, rules and regulations;
•our Directors, officers and employees are to avoid conflicts of interest and are prohibited from competing with us or personally exploiting our corporate opportunities;
•our Directors, officers and employees are to protect our assets and maintain our confidentiality;
•we are committed to promoting values of integrity and fair dealing; and
•we are committed to accurately maintaining our accounting records under generally accepted accounting principles and the timely filing our periodic reports.

Our Code also contains procedures for our employees to report, anonymously or otherwise, violations of the Code.

CORPORATE RESPONSIBILITY

Natural Gas Services Group believes that effective corporate governance is a combination of oversight, responsiveness and positioning of our business operations on a day-to-day basis with a focus on zero safety incidents, reduction of our environmental impact, the health of our workers and the communities in which we operate, accountability in corporate governance and progress in our social activities.

Our Board of Directors believes that integrating these values into our everyday practices creates a holistic approach to good business and best aligns the interests of our leadership team, our employees and the Company’s other stakeholders. Moreover, as a smaller company, our holistic approach and consistent focus on these important tenets and financial performance allows us to achieve continuous improvement, providing a mechanism to optimize the interests of all stakeholders.

Further demonstrating our commitment to safety, the Board of Directors decided to rename and update our charter for the Safety and Sustainability Committee to proactively engage with management and other NGS stakeholders on key safety, sustainability and environmental matters (“SS&E”). The Committee, chaired by director Nigel J. Jenvey – a leader in sustainability and environmental issues in the energy industry – will focus on continuous improvement of the Company’s SS&E programs and policies.

Our Environmental Initiatives

We continuously work to reduce our impact on the environment through our innovative product designs, focus on reducing our environmental footprint across all operations, and remediation of our impact through control mechanisms and technologies in all aspects of our business. In addition, our innovation in product design and service delivery systems is intended to support the sustainability goals and initiatives of our customers.

We strive to continuously improve the environmental footprint of our core compression equipment and services with new technology and innovations that focus on best-in-class emissions and impact on the environment. Recent innovations include:

•We have and continue to pursue the most energy efficient and emissions-controlled engine systems available for our compression equipment. The majority of our engines have the latest catalytic technology with all newer models having multi-point air-fuel ratio (AFR) controllers to provide the cleanest fuel burn available, exceeding EPA standards. These advanced systems continuously monitor multiple engine parameters to ensure optimum engine emissions efficiencies and adjust to varying fuel quality available from wellhead production.

•To ensure consistent efficient engine performance, we have invested in state-of-the-art emissions detection equipment to ensure our engines exceed state and federal air emissions regulations. Additionally, we perform preventative maintenance on all engine systems and comprehensive emissions tests to ensure optimum performance. The Company is acutely focused on reducing our environmental impact on noise, emissions and carbon footprint.

•In a portion of our mechanical compression packages, we have meaningfully reduced our oil consumption and associated disposal issues with a unique engine and compressor lubricating systems.

•In our Michigan service location, we have installed two oil burner systems which allows us to efficiently recycle waste oil into energy and heat capacity for our service facility.

•We also work with our customers and suppliers toward policies and processes that reduce the environmental impact of our work. We continuously engage with our top customers to share best practices, new technologies and operating innovations that can be implemented to improve our collective environmental footprint.

•The Board of Directors regularly considers new technologies to further reduce the Company’s environmental footprint and has directed Company leadership to evaluate further opportunities for reducing the impact on the environment.

In addition, the design and construction of our corporate headquarters in Midland is an example of our commitment to environmental stewardship. Our state-of-the art headquarters include the use of “daylight harvesting” technologies; “smart lighting” that use artificial intelligence to determine office occupancy times and adjust light accordingly; and advanced mechanical systems including variable refrigerant flow systems and energy recovery systems; and high-performance glass and advanced solar shades that reduce glare and heat gain. These are significant capital investments for a company our size that will have a long-term impact on our environmental footprint.

Our Safety and Social Initiatives

In 2023, we continued to invest in significant employee training and development. The Company remains committed to a diverse and inclusive workforce with both executive management and the Board of Directors focused on ensuring equality of opportunity in all our human resources practices. As of the end of 2023, substantially all of our office employees are working on-site.

The Company also believes that workplace and workforce safety is a hallmark of our safety and social responsibility initiatives. As a result, we also incorporate our Health, Safety, Environment and Quality (“HSEQ”) initiatives into these programs and policies. In addition to the protection of the environment, we are steadfastly committed to the safety of our employees and other stakeholders as well as the physical and mental well-being of all members of the NGS family. Our commitment centers on mitigating risks to employees and those with whom they interact and maintaining safe work environments and procedures. In connection with our commitment, the Company employs a Manager of Safety who oversees our safety initiative and protocols, and provides safety training. Our focus on regular, required safety and procedure training helps ensure a consistent and safe work environment. Our strong safety program has allowed us to consistently post one of the lowest Total Recordable Incident Rates (“TRIR”) in the industry. In 2023, we had a TRIR of zero, delivering our goal of everyone going home safely to their families.

Our Governance Initiatives

In 2023, we made several changes to our Board of Directors and governance documents which we believe are important indications of the Company’s commitment to continuous improvement in corporate governance and responsibility.

In early 2023, we appointed Donald J. Tringali and Justin C. Jacobs to our Board. Mr. Tringali has extensive board experience, including prior experience as a member or chairman of audit, compensation, and nominating and governance committees, combined with his experience as a public company executive. In addition, with a degree in economics from UCLA and law degree from Harvard Law School, we believe Mr. Tringali contributes valuable insights into effective governance and oversight systems at the Company that will improve value for all shareholders. Considering Mr. Tringali’s experience and attributes, we also appointed Mr. Tringali as lead independent director, which had the benefit of reducing the workload of David Bradshaw, our previous lead independent director, so that he could focus on his duties as Chairman of our Audit Committee.

At the same time, we also appointed Mr. Jacobs who provides the Board with more than 25 years of experience as a public investor, private equity investor, operator, and member of Boards of Directors. He has significant expertise in capital markets transactions, mergers and acquisitions, capital allocation and strategic reviews, as well as significant experience with executive compensation, shareholder communications and the development of both short-and long-term strategic growth plans. In addition, his significant experience in both operational and oversight roles, particularly with small, publicly traded companies, positions him well to help the Company navigate its current management position and to establish disciplined governance practices that will focus the Company's management on shareholder value creation. Subsequently, in January 2024 Mr. Jacobs became our Chief Executive Officer to replace Stephen Taylor, our long-time CEO who retired.

Also, in October 2023, we appointed Georganne Hodges to our Board. Ms. Hodges holds degrees in accounting and finance and has more than 30 years of energy industry experience, including national public accounting firm experience. In addition, she has held CFO and other senior financial roles at public companies and has significant experience as a member of audit and nominating/governance committees. Ms. Hodges qualifies as an “audit committee financial expert” as that term is defined in the rules of the United States Securities and Exchange Commission, which further strengthens the expertise on our Audit Committee.

Finally, in the latter part of 2023, the Board did an extensive review of its committees and related charters. In that review, the Board determined to change the duties and names of two of its committees. First, the former Environmental, Social and Governance Committee was renamed the Safety and Sustainability Committee. In connection with the Company’s fabrication, maintenance and installation of large compressors, the safety of its workforce is of paramount importance. Also, sustainability takes a broader view by encompassing environmental, social and economic viewpoints. Second, the corporate governance aspect of the Board’s duties has been moved to the newly chartered Nominating and Governance Committee. As corporate governance tends to be unrelated to safety and sustainability, and is customarily combined with a board’s nominating responsibilities, the Board believed that combining governance and nominating responsibilities into the more common Nominating and Governance Committee was a more effective structure for board governance. In connection with the foregoing, the Board revised and updated all of its committee charters and its corporate governance guidelines, copies of which can be viewed on the Company’s website on its investor page.

EXECUTIVE OFFICERS

Biographical information for the executive officers of Natural Gas Services Group who are not Directors is set forth below. There are no family relationships between any Director or executive officer and any other Director or executive officer. Executive officers serve at the discretion of the Board of Directors and until their successors have been duly elected and qualified, unless sooner removed by the Board of Directors. Officers are elected by the Board annually at its first meeting following the Annual Meeting of shareholders.

Justin C. Jacobs, 49, was appointed as our Chief Executive Officer, effective February 12, 2024. Prior to Mr. Jacobs’ employment with the Company, most recently he was a Managing Director and a member of the management committee of Mill Road Capital Management LLC, where he worked since 2005. Mill Road Capital Management is an investment firm focused on investments in small, publicly traded companies. From 1999 to 2004, Mr. Jacobs was employed at LiveWire Capital, an investment and management group backed primarily by The Blackstone Group and Thomas Lee Partners that focused on operationally intensive buyouts of middle market companies. While employed at LiveWire, he held various operational positions in numerous portfolio companies, including interim Chief Operating Officer, in addition to investment responsibilities. Before joining LiveWire, Mr. Jacobs was an investment professional in the private equity group at The Blackstone Group from 1996 to 1999. Mr. Jacobs is currently a member of the Board of Directors of Swiss Water Decaffeinated Coffee, Inc. He previously served as a member of the Boards of Directors of several public companies, including Ecology and Environment, Inc., Galaxy Nutritional Foods, Inc., National Technical Systems, Inc., and School Specialty, Inc., as well as numerous private companies, including Lignetics, Inc., Mother’s Market & Kitchen, Inc., PRT Growing Services LTD and Rubios Restaurants, Inc. Mr. Jacobs holds a B.S. from the McIntire School of Commerce at the University of Virginia with concentrations in accounting and finance.

Brian L. Tucker, 49, was appointed as our President and Chief Operating, effective October 9, 2023. Prior to Mr. Tucker’s employment with the Company, most recently he served as a Senior Vice President Operations for Patterson UTI Energy. Immediately before his time at Patterson, he held the role of Chief Operating Officer of Pioneer Energy Services. During his time at Pioneer, Mr. Tucker also held the roles of Senior Vice President Operations and Drilling/Well Services President before being named the COO in 2019. Prior to joining Pioneer, Mr. Tucker was a Vice President for Helmerich and Payne (H&P) serving as the South Texas Vice President of Operations from 2010 to 2012. From 2004 to 2010, Mr. Tucker served as drilling engineer and operations manager for the Barnett Shale, South Texas, and West Texas operations for H&P. Originally from Odessa TX, Mr. Tucker served eight years as an officer in the U.S. Army, is a West Point graduate with a Bachelor of Science in Systems Engineering and completed the Harvard Business School Advanced Management Program in 2014. He currently serves as a board member of Catholic Charities Archdiocese of San Antonio.

John Bittner, 56, was appointed as our Interim Chief Financial Officer, effective October 9, 2023. Mr. Bittner’s services as Interim Chief Financial Officer and the compensation therefor are provided for pursuant to an addendum to engagement agreement between the Company and Accordion Partners LLC (“Accordion”), a financial consulting firm which the Company has engaged. Mr. Bittner is Senior Managing Director with Accordion having over 25 years of strategic, financial and operational advisory experience. Mr. Bittner has been employed by Accordion and predecessor companies since 2017. Prior to this, Mr. Bittner served as a senior executive for several leading consulting practices, most recently serving as a Partner in the Business Recovery Services practice of PwC and as a Partner in the Corporate Advisory and Restructuring Services practice of Grant Thornton LLP. Throughout his career, Mr. Bittner has had a wide range of experience in various industries including the energy and manufacturing sectors. Mr. Bittner earned an M.B.A. from the University of Michigan, Ann Arbor and a B.B.A. in Business Administration from Texas A&M University. He is a Certified Public Accountant, licensed in Texas.

James R. Hazlett, 68, currently our Chief Technical Officer, has served in this capacity and as our Vice President-Technical Services since June 2005. He also served as Vice President of Sales of Screw Compression Systems, Inc. from 1997 until June 2007 when Screw Compression Systems, Inc. was merged into Natural Gas Services Group. After the merger in June 2007, Mr. Hazlett continues to remain employed by Natural Gas Services Group as Vice President-Technical Services. From 1982 to 1996, Mr. Hazlett served in management roles for Ingersoll Rand/Dresser Rand, working with compression of all types in several different departments from sales and service to engineering. From 1978 to 1982, Mr. Hazlett was employed by the down-hole tool division of Hughes Tool, designing and installing gas lift and plunger systems. Mr. Hazlett holds a Bachelor of Science degree from the College of Engineering at Texas A&M University and has over 40 years of industry experience.

EXECUTIVE COMPENSATION

Note From the Compensation Committee

Fellow Shareholders:

As you consider your vote on this year’s Say on Pay proposal related to the Company’s executive compensation decisions, we encourage you to review the following Compensation Discussion and Analysis (“CD&A”) disclosure. While the Company, a “Smaller Reporting Company” pursuant to Regulation S-K of the Securities and Exchange Commission, is not required to provide these robust compensation disclosures, the Board and Compensation Committee believe furnishing this fulsome CD&A exemplifies their commitment to best-in-class governance with respect to the Company’s executive compensation program.

2023 was a year of continued transformation for the Company, which included leadership succession at the Board, Compensation Committee, and executive officer levels. For most of 2023, both the CEO and CFO positions were filled on an “interim” basis. As a result, there were some anomalies in executive compensation for the year including very limited participation by Named Executive Officers in our normal compensation structures. During this unique year, the Compensation Committee continued its diligent work to ensure good governance relating to executive compensation, including responding appropriately to shareholder and shareholder advisory group concerns pertaining to the Company’s executive compensation programs, and designing improvements to be implement in 2024.

As evidenced by this CD&A, the Compensation Committee believes the Company’s executive compensation program during 2023, and going forward, was and is aligned with market best practices and will continue to support the execution of the Company’s strategy.

The Compensation Committee is committed to ensuring it maintains effective communications with the Company’s stakeholders on issues related to compensation and governance. It believes this CD&A, along with shareholder engagement activities executed in 2023, meet this commitment and it looks forward to continuing enhancements to the Company’s compensation programs that improve our business and maximize value creation for all stakeholders.

The Compensation Committee appreciates your support of Natural Gas Services Group and your affirmational vote “FOR” Item 2 in this year’s proxy.

The Compensation Committee 1
Natural Gas Services Group, Inc.
Donald J. Tringali, Chairman
David L. Bradshaw
Justin C. Jacobs

1 Donald J. Tringali was appointed to the Compensation Committee and named Chair on May 9, 2023. Justin C. Jacobs was appointed to the Compensation Committee on May 9, 2023, and served on the Committee until his appointment as CEO of the Company on February 12, 2024.

COMPENSATION DISCUSSION & ANALYSIS

CD&A Overview

This CD&A provides an overview of the objectives and elements of our executive compensation program, as well as a discussion on the rationale behind the compensation earned by the Company’s Chief Executive Officer and other Named Executive Officers (collectively, “NEOs”) based on performance and contributions in fiscal year 2023. Also included is a discussion of the actions taken by the Compensation Committee in response to shareholder feedback regarding the NEOs’ compensation program delivered through both the Say on Pay vote at the Company’s 2023 Annual Meeting of Shareholders and through shareholder engagement discussions. The CD&A is a supplement to, and should be used in conjunction with, the compensation tables and related narratives of this Proxy Statement.

2023 Compensation Highlights
•Compensation Committee reconstituted in May 2023 with two new members (out of three) and a new chair.
•Say on Pay Proposal passes with over 72% of the vote.
•New Compensation Committee engages in shareholder outreach campaign to solicit input on compensation governance matters.
•New Compensation Committee redesigns Long Term Incentive Plan and other elements of executive compensation program to more align with market and good governance practices beginning with 2024.
•Executive leadership transition required interim Chief Executive and Chief Financial Officers for most of 2023, resulting in an anomalous compensation year and overall lower executive compensation.

2023 Financial and Operational Highlights
•Company achieves record Total Revenue of $121,167,000, a 43% increase over 2022
•Company achieves record Adjusted EBITDA(1) of $45,779,000, a 57% increase over 2022
•Company achieves a Total Shareholder Return of 40%, ranking second among its peer group in relative TSR and placing it in the 92nd percentile.
•Company achieves exemplary safety record, with zero recordable safety incidents and zero TRIR for 2023.
(1) Adjusted EBITDA is a non-GAAP financial measure that we define as net income (loss) before interest, taxes, depreciation and amortization, as well as an increase in inventory allowance and inventory write-offs, retirement of rental equipment, non-recurring severance expenses and non-cash equity compensation expenses. Non-GAAP measures are reconciled to GAAP financial measures in Item 7 of our Annual Report on Form 10-K under "Management 's Discussion and Analysis of Financial Condition and Results of Operations — Non-GAAP Financial Measures".

Executive Officers during 2023

Name	Position
Stephen C. Taylor	Chairman of the Board, Interim President and Chief Executive Officer (1)
Brian Tucker	President and Chief Operating Officer (2)
James R. Hazlett	Chief Technical Officer
John Bittner	Interim Chief Financial Officer (3)
JD Faircloth	Former Interim Chief Financial Officer (4)
Micah C. Foster	Former Vice President and Chief Financial Officer (5)

1.The Company entered into an Interim CEO Agreement effective June 30, 2023. Subsequently, the Company entered into an extension of the Interim CEO Agreement effective December 31, 2023, Mr. Taylor retired In February 20244 upon the employment of Just Jacobs as our permanent CEO.

2.The Company appointed Mr. Tucker to his current role effective October 9, 2023.
3.The Company appointed Mr. Bittner to his current role effective October 9, 2023.
4.Mr. Faircloth departed the Company effective October 9, 2023, in connection with the appointment of Mr. Bittner.
5.Mr. Foster resigned from his position on February 28, 2023.

Leadership Transition Impact on 2023 Executive Compensation

The Company’s 2023 executive compensation program (discussed in detail below) consisted of elements typically found in executive compensation programs for its peer companies, including specific elements that link executive compensation with long-term shareholder interests. In general, an executive’s compensation package includes three elements: a base salary; an annual cash bonus opportunity pursuant to the Company’s Short Term Incentive Plan (“STIP”); and an equity opportunity pursuant to the Company’s Long Term Incentive Plan (“LTIP”).

However, because of the transitional nature of the Company's executive officers in 2023, the actual compensation paid to executives (set out in the Compensation Tables below) varied significantly from the typical compensation package. The impacts of the leadership transition on 2023 executive compensation are summarized below:

Chief Executive Officer

As noted in last year’s Proxy Statement, following the resignation of Mr. John Chisholm from his role as Interim President and Chief Executive Officer, Mr. Stephen Taylor was appointed by the Board on November 11, 2022, to serve as Interim President and Chief Executive Officer until a permanent Chief Executive Officer was appointed.

Mr. Taylor, the long-time Chief Executive Officer of the Company, had retired from the CEO position on May 17, 2022, at which time he and the Company entered into a Retirement Agreement that provided certain payments and other benefits through June 30, 3023. Under his Retirement Agreement, Mr. Taylor was entitled to: (i) a salary of $51,000 per month, (ii) an award of $612,000 pursuant to the 2022 Annual Incentive Bonus plan of the Company as and when payments are generally made by the Company pursuant to such plan, and (iii) an equity award (or cash in lieu of equity if there are not sufficient shares available) with a value of $612,000 pursuant to the 2022 long-term incentive plan of the Company as and when awards are generally made by the Company pursuant to such plan. Provided that Mr. Taylor's employment was not terminated by the Company for Cause (as defined in the Retirement Agreement) prior to June 30, 2023, Mr. Taylor was entitled to receive: (i) immediate vesting of all equity awards (and all cash awards in lieu of equity) which had not previously vested; (ii) a cash payment of $1,224,000 to be made on July 17, 2023; (iii) a cash payment on July 17, 2023 of $1,530,000 in lieu of participation in the 2023 Annual Incentive Bonus Plan of the Company, and (iv) a grant of shares of common stock of the Company on July 17, 2023 with a value of $100,000.

After he accepted the Company’s request to return as Interim Chief Executive Officer upon the departure of Mr. Chisholm in November 2022, Mr. Taylor served in such role through June 30, 2023, at no additional compensation above what he was entitled to receive under the Retirement Agreement.

On June 30, 2023, the Company and Mr. Taylor entered into a further Interim CEO Agreement that set out Mr. Taylor’s compensation for his services beyond June 30, 2023. Mr. Taylor did not participate in the Company’s Short Term Incentive Plan (“STIP”) or Long Term Incentive Plan (“LTIP”) plans for executive officers in 2023. Pursuant to the Interim CEO Agreement, Mr. Taylor was entitled to receive: (i) an RSU grant of 10,101 shares with a value of $100,000 based upon the closing price as of June 30, 2023 of $9.90 per share, which will vest one year from the date of grant, and (ii) continuation of his monthly salary of $51,000 per month.

Chief Financial Officer

Mr. J.D. Faircloth was appointed Interim Chief Financial Officer on February 8, 2023, in connection with the announced departure of Mr. Micah Foster, previously the Company’s Vice President and Chief Financial Officer, who resigned on February 28, 2023. On October 9, 2023, the Company appointed Mr. John Bittner to the position of Interim Chief Financial Officer, replacing Mr. Faircloth. The services provided by Mr. Bittner, and the compensation received for such services, are pursuant to an engagement agreement between the Company and Accordion. Mr. Bittner is a Senior Managing Director with Accordion, having over 25 years of strategic, financial and operational advisory experience. As both Mr. Faircloth and Mr. Bittner served in interim capacities, they did not participate in the Company’s STIP or LTIP for executive officers in 2023.

President and Chief Operating Officer

Mr. Brian Tucker was appointed as President and Chief Operating Officer on October 9, 2023. Mr. Tucker previously served as a Senior Vice President Operations for Patterson UTI Energy. Immediately before that he held the role of Chief

Operating Officer of Pioneer Energy Services. Pursuant to his Employment Agreement, Mr. Tucker participated on a pro-rata basis, based on number of days worked at the Company in 2023, in the Company’s 2023 STIP and LTIP.

Chief Technical Officer

Mr. James Hazlett was our Vice President of Technical Services and Chief Technical Officer for all of 2023, and the only NEO who participated on a full-year basis in all elements of our 2023 executive compensation program.

Executive Compensation Process

The Role of the Compensation Committee. The Compensation Committee oversees the executive compensation program and has overall responsibility for making final decisions about total compensation for all of the NEOs. As part of its annual process, the Committee works closely with senior management (as appropriate), the Chairman of the Board and its independent compensation consultant. This process ensures consistency from year to year and adherence to the responsibilities listed in the Committee's Charter, which is available on our website.

The Role of the CEO. The CEO makes recommendations to the Compensation Committee regarding the compensation of other NEOs. The CEO does not provide recommendations concerning his compensation, nor is he present when his compensation is discussed by the Committee. The Committee, with input from its independent compensation consultant, discusses and approves the elements of the CEO's compensation annually.

The Role of the Independent Compensation Consultant. The Compensation Committee has the authority to engage and retain an independent compensation consultant to provide independent counsel and advice. For 2023, the Committee continued its engagement with Zayla Partners, LLC (“Zayla”) as its independent compensation consultant. Zayla provided the following services during 2023: executive compensation benchmarking, support in the design of annual and long-term incentive plans, review and analysis of compensation programs from a risk perspective and support for the Committee's shareholder outreach activities. Additionally, a representative of the independent consultant attends meetings of our Compensation Committee and communicates with our Compensation Committee Chair and members of management as needed; however, our Compensation Committee make all decisions regarding the compensation of our executive officers.

The Compensation Committee reviewed its engagement with Zayla, based on the factors set forth in the corporate governance standards of the New York Stock Exchange and the rules of the Securities and Exchange Commission, and determined that there were no conflicts of interest present.

Objectives of Our Executive Compensation Program

Our Compensation Committee is responsible for designing and approving decision-making related to our executive compensation program and any related agreements or policies which are in the long-term interests of the Company and its shareholders. As part of our long-term approach and in keeping with the interests of our shareholders, the Compensation Committee has identified the following core objectives that help drive decision-making related to our executive compensation program:

Incorporate shareholder input on executive compensation design as appropriate

Utilize market best practices related to the design and governance of executive compensation programs

Utilize market best practices related to the design and governance of executive compensation programs

2023 Say on Pay Vote and Shareholder Outreach

As noted above, one of the objectives for the Compensation Committee is to incorporate, as appropriate, shareholder input on executive compensation design. In 2023, the Company sought an advisory vote from our shareholders regarding 2022 executive compensation decisions. The shareholders approved the advisory vote with 72.6% of the votes cast in favor of our say-on-pay proposal. Notwithstanding the approval, the Compensation Committee continued its compensation governance initiatives and commitment which included restructuring the committee to include Mr. Tringali as Chair and Mr. Jacobs as a member (until his appointment as Chief Executive Officer in February 2024) in order to improve shareholder support on executive compensation matters going forward.

One action the Compensation Committee took to support this commitment was to initiate a shareholder outreach campaign whereby the Company could solicit feedback from shareholders on the Company’s executive compensation programs. Between December 2023 and January 2024, the Company contacted shareholders representing approximately 61% of Company stock held by non-insiders. Mr. Tringali, Lead Director and Compensation Committee Chair led this process on behalf of the Company. Shareholders representing 13% of Company stock owned by non-insiders provided feedback, which is summarized below:

What We Heard	How We Responded
Shareholders prefer that the compensation package for the permanent CEO be in line with market.	While not applicable for 2023 (because there was an interim CEO), the Company notes that the compensation package for Mr. Jacobs in his role as Chief Executive Officer is in line with market.
Shareholders prefer to see more performance-based compensation.
In 2023, the Company redesigned its LTIP program to conform with market and compensation best practices. Accordingly, in early 2024, the Company granted long-term incentive awards to Mr. Jacobs and Mr. Tucker that are equally split between time-vesting and performance-based vesting awards, with the performance-based vesting awards being subject to relative TSR performance over the subsequent 3-year period

The Compensation Committee notes that in addition to the above, it had previously committed to the following improvements in the design of executive compensation programs for the Company as disclosed in last year's proxy:

•For long-term incentive awards that are contingent on the Company’s performance with respect to relative total shareholder return (“TSR”), a minimum performance of 60th percentile will be required to achieve “target” award level.
•Awards will be capped at target if absolute TSR is negative over the performance evaluation period, regardless of relative performance.
•No discretionary awards outside of the short- and long-term incentive programs for a period of three years, with the exception of new-hire awards that are consistent with industry practice.
•Adjust the short-term incentive program metrics to reduce the weighting on revenue and increase weighting more closely tied to profitability.
•CD&A disclosure will be enhanced to explain the Company’s decisions more thoroughly, particularly as they relate to peer groups and goal setting.
•The Committee will work to better align the permanent Chief Executive Officer’s compensation with the median of the selected peer group.

The Company values the views and insights of our shareholders, and we believe that constructive and meaningful dialogue with them builds and promotes transparency and accountability for the mutual benefit of all Company stakeholders. The Company will continue to maintain open dialogue with stockholders to help ensure ongoing and continuous shareholder feedback on Company governance matters.

Compensation Governance Best Practices

Our compensation program includes specific elements that link executive compensation with long-term shareholder interests. Where appropriate, the Compensation Committee strives to reflect and implement compensation design and governance best practices, including the following:

COMPENSATION BEST PRACTICES
What We Do:	What We Don’t Do:
Independent Committee Members Only independent directors serve on the Compensation Committee, ensuring objective and independent decision-making.	No Repricing or Exchange We do not allow for the repricing or exchange of outstanding equity units or options without shareholder approval.
Annual Advisory “Say on Pay” Votes
The Company has historically held, and continues to hold, annual Say on Pay votes to ensure shareholders have the opportunity to express their approval, or concern, with executive compensation program designs.
No Tax Gross-Ups Executive officers are not eligible to receive tax “gross-ups” in connection with any severance or change-in-control payments or benefits.
Annual Competitive Assessments
The Committee conducts annual competitive assessments of executive compensation programs to ensure competitiveness against its peers and broader competitive market for talent.
No Pledging of Shares We do not permit pledging, hedging or similar monetization transactions in shares of Company common stock.
Industry Relevant Compensation Peer Group
The Company maintains, and updates, as appropriate, a compensation peer group from which the Compensation Committee can consider relevant benchmarks when making compensation decisions.

No Excessive Perquisites
With the exception of certain expense reimbursements which stand in support of key business strategies and are fully disclosed in the Summary Compensation Table herein, we do not provide any perquisites.

Alignment of Executive Compensation with Shareholders
The Company aligns executive compensation outcomes with shareholder interests through the appropriate use of strategy-linked short-term performance goals and stock price-related long-term incentives.

No Unlimited/Subjective Incentives
Both short-term and long-term incentive programs are capped with maximum payout levels. In addition, the Committee has determined that discretionary awards outside our established incentive plans will be restricted to new hires.

Market Competitive Long-Term Incentive Practices
The Company’s long-term incentive awards for permanent executives incorporate market prevalent best practices like the use of relative and absolute Total Shareholder Return as performance metrics, above median performance to achieve “target” awards, and 3 year vesting timelines.
No Related Party Transactions There are no related party transactions.
Clawback Policy
The Company maintains a compensation recoupment policy, or “clawback policy,” that applies to all NEOs and can result in the clawback of compensation, including performance- and time-based cash and/or equity awards.
No Guaranteed Salary Increases or Bonuses We do not provide for guaranteed salary increases or guaranteed, minimum bonus payouts for executives, unless part of a new hire package for the first year
Share Ownership Guidelines The Company’s executive officers and Directors are subject to share ownership guidelines that ensure alignment of interests of both shareholders and Company leadership.
Engage an Independent Compensation Consultant The Compensation Committee retains an independent external compensation consultant that advises it on executive and board of director compensation matters.

The Compensation Committee’s Approach to Executive Compensation Program in 2023

Even though the interim CEO and interim CFOs for 2023 did not participate in the Company’s full executive compensation program in 2023, the Committee did have a full program in place for NEOs.

The Compensation Peer Group and Its Role

Our Compensation Committee examines competitive market compensation data derived from both a public company compensation peer group and relevant compensation survey sources, compiled by Zayla, as one of many factors that assist in making executive compensation decisions. In addition to this market data, the Compensation Committee considers factors such as individual performance, internal equity among executives and retention risk in determining total compensation for our NEOs. The Compensation Committee periodically benchmarks our executive compensation against the compensation paid to executives at a peer group of publicly-traded companies of similar size and industry to the Company (the “Compensation Peer Group”) to obtain a general understanding of current compensation practices.

For fiscal 2023, the Compensation Peer Group consisted of the following 13 companies that the Committee’s membership at the time determined provided a useful comparison to the Company based on their similarity in size, revenues, market capitalization, EBITDA, scope of operations and service offerings, among other things. Where applicable and appropriate, the Compensation Committee sought to identify a group of companies that resulted in the Company being aligned near the median of the various financial criteria evaluated. The Compensation Committee believed that in doing so, benchmark data extracted from the Compensation Peer Group would better reflect compensation practices of companies that are similar in size and scope to the Company.

Company	Ticker	Revenue [1]	EBITDA [1]	Market Cap [2]	Industry
Ranger Energy Services, Inc.	RNGR	$577	$41	$273	Oil and Gas Equipment and Services
DMC Global Inc.	BOOM	$551	$62	$359	Oil and Gas Equipment and Services
CSI Compressco LP	CCLP	$340	$105	$184	Oil and Gas Equipment and Services

Smart Sand, Inc.	SND	$217	$7	$92	Oil and Gas Equipment and Services
Independence Contract Drilling, Inc.	ICD	$155	$22	$53	Oil and Gas Drilling
NCS Multistage Holdings, Inc.	NCSM	$152	$2	$64	Oil and Gas Equipment and Services
PrimeEnergy Resources Corporation	PNRG	$139	$69	$147	Oil and Gas Exploration and Production
Solaris Oilfield Infrastructure, Inc.	SOI	$123	$66	$363	Oil and Gas Equipment and Services
Geospace Technologies Corporation	GEOS	$89	($4)	$59	Oil and Gas Equipment and Services
Dawson Geophysical Company	DWSN	$34	($15)	$50	Oil and Gas Equipment and Services
Nine Energy Service, Inc.	NINE	$532	$62	$280	Oil and Gas Equipment and Services
KLX Energy Services Holdings, Inc.	KLXE	$476	($4)	$197	Oil and Gas Equipment and Services
Mammoth Energy Services, Inc.	TUSK	$316	$33	$266	Oil and Gas Equipment and Services
Natural Gas Services Group, Inc.	NGS	$79	$23	$129	Oil and Gas Equipment and Services
Percentile Rank		13%	41%	40%
1.Trailing twelve months as of 09/30/2022 (in $ million).
2.As of 11/21/2022 (in $ million).

Source: Data provided by the independent compensation consultant to the Compensation Committee (Zayla).

Although secondary, the Compensation Committee also considered the operating regions of potential peers, understanding that cost-of-living differences can impact compensation. While the focus was on companies in the oil and gas services business, the evaluation process was not limited to just those companies, rather expanding to a broader energy and industrial universe.

Principal Components of Executive Compensation in 2023

The Compensation Committee utilized the following components to deliver executive compensation in 2023:

Pay Element	Purpose	Description	Link to Performance
Base Salary
To attract and retain qualified key executive talent and to provide a competitive baseline for total compensation that recognizes the executive's skills, experience and responsibilities in the position.
Fixed, non-variable cash compensation. Serves as basis for “target” value of incentive opportunities.
Base salary represents a relatively small portion of total target compensation for permanent NEOs, reflecting our goal to allocate market competitive amounts of compensation to performance-based elements.

Individual base salary amounts reflect each executive officer's responsibilities, performance, and work experience and also take into consideration competitive market data.

Annual Cash Incentive	To focus executives on achieving critical short-term financial and operating targets and/or strategic initiatives.	Variable annual cash incentive with payout based on Company performance over the fiscal year.	Target award opportunities are set at a competitive level. Award payout is based on the achievement of the underlying performance criteria established at the beginning of the fiscal year.
Long-Term Incentive
To align a significant portion of executive compensation to the Company's long-term performance and shareholder experience, mainly through the use of relative TSR performance criteria. Multi-year vesting provisions also support our executive talent retention objectives.

For annual awards, grants of performance share units restricted stock units (“RSUs”) conditioned on certain relative TSR achievement on a look-back basis. (Note: beginning 2024, this was changed to combination of time vesting RSUs and performance vesting share units (PSUs) based on 3-year forward looking relative TSR.

PSUs provide recipients rewards contingent upon the successful achievement of pre-determined performance objectives, namely TSR on both absolute and relative terms, using common stock as a currency that is strongly aligned with stockholder interests.

RSUs support the Company's leadership retention objectives and reinforce an ownership mentality through enhanced equity stakes.

Compensation Mix

As illustrated below, the majority of annual total target compensation for permanent NEOs is performance-based, at-risk and long-term oriented. The graphics illustrate the mix of total target compensation for 2023 for permanent NEOs. Due to the leadership transitions that occurred in 2023, only Mr. Hazlett, our Chief Technical Officer, is shown in the chart below.

2023 NEO Target Total Direct Compensation
Long Term Incentives 36.4%
Base Salary 36.4%
Short Term Incentives 27.3%
Base Salary
Short Term Incentives
Long Term Incentives

As a portion of overall target direct compensation for the permanent NEO for 2023, at-risk compensation represents 63.6% of the total target compensation. For the chart used above, the retention bonus potential awarded to Mr. Hazlett during

2023 in connection with the Retention Agreement dated September 19, 2023, between the Company and Mr. Hazlett was not included in calculating the amounts shown. See "Compensation Agreements with Management — Retention Agreement with James Hazlett" on page 46 for further information regarding this agreement.

Annual Base Salaries

The Compensation Committee determines base salaries for the NEOs each year accounting for multiple factors, including breadth, scope and complexity of the role, internal equity, succession planning and retention objectives, market positioning and budget. Decisions are also based in part on market data provided to the Compensation Committee by Zayla. The table below lists the base salaries for applicable NEOs for 2023.

Named Executive Officer	2023 Annual Salary	Increase over 2022 (%)
Stephen C. Taylor	$612,000	0%
Brian Tucker	$400,000	N/A
James R. Hazlett	$260,000	13%

Annual Incentive Bonus Plan (“IBP”)

In 2006, the Committee adopted the IBP which provides guidelines for the calculation of annual non-equity incentive based compensation in the form of cash bonuses to our executives, subject to Committee oversight and modification. The IBP (sometimes referred to as the “Short Term Incentive Plan” or “STIP”) is based on performance metrics that are established early in the fiscal year. The program is designed to focus the NEOs on achieving critical short-term financial and operating targets and/or strategic initiatives that support annual Company objectives and are linked to the maximization of shareholder value.

2023 Target Bonus Opportunities

The table below details the target bonus opportunities, shown as a percentage of annual base salary, that were applicable to each NEO in fiscal year 2023. Also illustrated are the threshold and stretch opportunities each NEO could earn subject to performance achievements. If the required minimum performance objectives are achieved, each NEO could earn 75% of the target award amount. If the stretch objectives are achieved, each NEO could earn 125% of their target award amount.

Named Executive Officer	Target Award % of Salary	Threshold Payout % of Salary	Stretch Payout % of Salary
Stephen C. Taylor	n/a [1]	n/a [1]	n/a [1]
Brian Tucker	75%	Per Contract[2]	N/A
James R. Hazlett	75%	56%	94%

(1) Mr. Taylor served in an interim capacity as CEO during 2023 and did not participate in the annual bonus plan.
(2) Mr. Tucker was hired October 9, 2023, and pursuant to his Employment Agreement, for his first year received a pro rata portion (based on days worked in 2023) of the target bonus amount.

2023 Performance Goals and Results

As noted above, the Compensation Committee approves performance metrics for the annual cash incentive opportunity early in the fiscal year. Shortly following the conclusion of the plan year, the Compensation Committee determines the degree of which the financial and operational goals have been met and approves cash awards based on the level of achievement.

For 2023, following the Compensation Committee’s shareholder outreach and engagement program and a comprehensive review, the Compensation Committee approved certain performance metrics and hurdles. The table below details these metrics, their corresponding weight of value in the IBP, and the final performance achievements as approved by the Compensation Committee:

Metric	Weighting	Threshold	Target	Stretch	Actual	Payout Factor (% of target weighting)
Adjusted EBITDA[1]	35%	$40,546,284	$42,823,832	$44,465,878	$45,779,000	Stretch
Total Revenues	15%	$108,329,450	$114,031,000	$119,732,500	$121,167,000	Stretch

Adjusted Gross Margin[2]	35%	48.0%	48.6%	50.0%	48.5%	Threshold
Safety[3]	15%	1.00	0.65	0.35	0.00	Stretch

(1) EBITDA is a non-GAAP financial measure that we define as net income (loss) before interest, taxes, depreciation and amortization, as well as an increase in inventory allowance and inventory write-offs, retirement of rental equipment, non-recurring severance expenses and non-cash equity compensation expenses.

(2) Adjusted Gross Margin is a non-GAAP financial measure that we define as revenue less costs of goods sold (exclusive of depreciation and amortization expense). The IBP awards for Revenue, EBITDA and Adjusted Gross Margin shall be prorated between levels, resulting in a 95.8% payout factor for Adjusted Gross Margin based upon the fiscal 2023 results.

(3) Safety performance is measured based upon the Company’s Total Recordable Incident Rate (“TRIR”), which the Company believes is a commonly-used metric to measure safety performance.

2023 IBP Payouts

Based on the above, the Compensation Committee approved the following payouts to applicable NEOs.

Named Executive Officer	2023 Target % of Salary	2023 Target $ Value	2023 Performance - % of Target	2023 Payout $ Value
Brian Tucker[1]	75%	$68,219	100.0%	$68,219
James R. Hazlett [2]	75%	$195,000	114.8%	$223,844
1.Mr. Tucker was hired on October 9, 2023 and his IBP target and payout amounts for the first year were fixed by his Employment Agreement. The amount paid for 2023 was the target amount prorated for the percentage of time he served with the Company during 2023.

2.Excludes cash retention bonus of $150,000 provided in connection with entry into Retention Agreement on September 19, 2023.

The Compensation Committee will continue to review the metrics used in the IBP on an annual basis with an emphasis on both input from our shareholders received through our outreach and engagement program as well as trends ascertained from a review of relevant competitive market practices. The Committee believes this approach allows us to be responsive to the input of our shareholders as well as competitive with practices among our peers and the compression and oilfield services industry.

For further information regarding the STIP plan, please see "Short-Term Incentives — Annual Incentive Bonus Plan" on page 34.
Long-Term Equity Incentive Program

As discussed above, throughout 2023, our CEO and CFO positions were filled on an interim basis and those individuals did not participate in the NEO Long Term Incentive Equity Program.

In connection with his agreement to serve as Interim CEO beyond June 30, 2023, Mr. Taylor was granted a one-time RSU award valued at $100,000.

President and Chief Operating Officer Brian Tucker was hired October 9, 2023, at which time he was granted 6,361 RSUs, valued at $90,962.

Jim Hazlett, our Vice President of Technical Services and Chief Technical Officer, was the only NEO who participated in the LTIP. The terms of Mr. Hazlett's 2023 LTIP were:

•Opportunity to receive RSU awards vesting ratable over the three years following the grant date;
•Minimum relative TSR achievement must be satisfied for any awards to be granted; and

•Target award (150% of base salary for 2023) is earned when relative TSR is at the 60th percentile of the identified peer group.

The table below shows the Company's relative Total Shareholder Return performance as compared to its peer group

Company	Ticker	Total Shareholder Return (1)	Relative Percentile Ranking	Relative TSR Rank	NGS Award Level - % of Target
Geospace Technologies Corporation	GEOS	207%	100%	1	200%
Natural Gas Services Group, Inc.	NGS	40%	92%	2	180%
CSI Compressco LP	CCLP	27%	85%	3	160%
PrimeEnergy Resources Corporation	PNRG	22%	77%	4	140%
Smart Sand, Inc.	SND	8%	69%	5	120%
DMC Global Inc.	BOOM	-3%	62%	6	100%
Ranger Energy Services, Inc.	RNGR	-6%	54%	7	80%
Dawson Geophysical Company	DWSN	-7%	46%	8	60%
Solaris Oilfield Infrastructure, Inc.	SOI	-16%	38%	9	40%
Independence Contract Drilling, Inc.	ICD	-25%	31%	10	25%
NCS Multistage Holdings, Inc.	NCSM	-29%	23%	11	0%
KLX Energy Services Holdings, Inc.	KLXE	-35%	15%	12	0%
Mammoth Energy Services, Inc.	TUSK	-48%	8%	13	0%
Nine Energy Service, Inc.	NINE	-82%	0%	14	0%

(1) Amounts shown in the TSR column represent the calculated shareholder return for the 2023 calendar year for the applicable peer company.

Based on the Company's share performance from January 1 - December 31, 2023, the Company's relative Total Shareholder Return performance was second out of the 13-member adjusted group, which met the minimum TSR achievement necessary for Mr. Hazlett to qualify for his award. This resulted in an award of restricted stock with a grant date fair value equal to 100% of Mr. Hazlett's target award level.

The table below shows the Long-Term Equity Incentive Award level achieved for 2023:

Named Executive Officer	2023 Target % of Salary	2023 Target $ Value	2023 Award Grant Date Fair Value	Underlying Number of Shares
Mr. Hazlett	150%	$390,000	$389,996	21,984

The Compensation Committee will continue to review the award vehicles, performance metrics and hurdle rates used in the Long-Term Equity Incentive Program on an annual basis with an emphasis on both input from our shareholders received through our outreach and engagement program as well as trends ascertained from reviews of our peer group companies. The Committee believes this approach will allow us to be responsive to the input of our shareholders as well as competitive with practices among our peers and the compression and oilfield services industry.

COMPENSATION TABLES

The table below sets forth the compensation earned by our former CEO, Stephen C. Taylor, and our other named executive officers for services rendered to us for the fiscal years ended December 31, 2023, 2022 and 2021.

Summary Compensation Table

Name and Principal Position	Year	Salary (2)	Bonus (3)	Stock Awards(4)	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation (5)	Total
(a)	(b)	(c)($)	(d)($)	(e)($)	(f)	(g)($)	(h)	(i)($)	(j)($)
Stephen C. Taylor, Chairman, Interim President & CEO (1)	2023	612,000	—	200,000	—	—	—	2,773,243	3,585,243
	2022(1)	313,545	—	313,545	—	313,545	—	9,362	949,997
	2021	612,000	—	722,160	—	397,800	—	17,319	1,749,279
James R. Hazlett, Vice President, Technical Services	2023	260,000	150,000	389,996	—	223,844	—	34,930	1,058,770
	2022	229,485	—	289,816	—	144,908	—	33,168	697,377
	2021	225,100	—	184,025	—	73,158	—	30,726	513,009
Brian Tucker President and Chief Operating Officer	2023	92,055	—	90,962	—	68,219	—	2,417	253,653
	2022	—	—	—	—	—	—	—	—
	2021	—	—	—	—	—	—	—	—

(1)    Mr. Taylor retired from his position as President and CEO on May 17, 2022 and was later appointed Interim President and CEO by the Board on November 11, 2022 upon the resignation of Mr. Chisholm. In 2022, Mr. Taylor received $229,710 in base salary for his services as our President and CEO and $83,836 for his Interim CEO services. In addition, in 2022, Mr. Taylor received $612,000 in cash and $612,000 in equity consideration pursuant to his negotiated Retirement Agreement. In 2023, Mr. Taylor received $612,000 of salary and $200,000 of equity awards for his services as interim CEO and $2,754,000 in additional cash compensation paid pursuant to his Retirement Agreement which was negotiated and entered into in May, 2022. See "Compensation Agreements with Management" on page 44 for more information regarding Mr. Taylor's Retirement Agreement.

(2)    The amounts in column (c) include amounts deferred under our Deferred Compensation Plan and 401(k) Plan. The Company has not made any contributions to the Deferred Compensation Plan.

(3)    The amounts reflected in column (d) reflect discretionary bonus payments not covered under our Annual Incentive Bonus Plan. The amount shown for Mr. Hazlett in 2023 reflects a retention bonus paid to Mr. Hazlett after the conclusion of a minimum service period.

(4)    The amounts in column (e) reflect the grant date fair value of restricted stock/unit awards in accordance with FASB ASC Topic 718 Natural Gas Service Group, Inc. 2019 Equity Incentive Plan.

(5)    The amounts shown in column (i) include matching contributions made by Natural Gas Services Group to each named executive officer under our 401(k) plan and the aggregate incremental cost to Natural Gas Services Group of perquisites provided to our named executive officers as shown in the table below. With respect to Mr. Taylor, this column also includes payments under his Retirement Agreement as set forth in the table below.

All Other Compensation Table

The table below sets forth all other compensation reported in column (i) in the Summary Compensation Table earned by Mr. Taylor as our Chief Executive Officer, Interim Chief Executive Officer and employee and the other named executive officers for services rendered to us for the fiscal years ended December 31, 2023, 2022 and 2021. Mr. Chisholm did not earn any other compensation as Interim Chief Executive Officer.

Name	Year	Automobile Allowance	Personal Use of Company Provided Automobiles	Additional Incremental Portion of Health Insurance Premiums Paid for Officers Only	401(k) Plan	Cash Pursuant to Retirement Agreement	Total
Stephen C. Taylor	2023	$—	$1,800	$8,893	$8,550	$2,754,000	$2,773,243
	2022	—	1,800	7,924	8,550	—	18,274
	2021	—	1,800	7,698	7,821	—	17,319
James R. Hazlett	2023	10,200	—	16,180	8,550	—	34,930
	2022	10,200	—	14,418	8,550	—	33,168
	2021	10,200	—	13,467	7,059	—	30,726
Brian Tucker	2023	—	—	1,955	462	—	2,417
	2021	—	—	—	—	—	—
	2020	—	—	—	—	—	—

Grants of Plan-Based Awards for 2023

The table below sets forth the estimated future payouts under non-equity incentive plan awards and restricted stock/unit awards granted and the grant date fair value of such awards.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date	Threshold ($)	Target ($)	Maxi-mum ($)	Threshold (#)	Target	Maxi-mum ($)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Option (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Stephen C. Taylor	—	$—	$—	$—	$—	$—	$—	—	—	$—	$—
James R. Hazlett	3/14/2024(1)	—	—	—	—	—	—	21,984	—	—	389,996
	4/25/2024(2)	146,250	195,000	243,750	—	—	—	—	—	—	—
Brian Tucker	4/25/2024(2)	225,000	300,000	375,000	—	—	—	—	—	—	—

(1)    The amounts shown on these rows reflects the awards of restricted stock earned in 2023 and issued in March 2024.
(2)    The amounts on these rows assume, under the structure of our Annual Incentive Bonus Plan, that each of the metrics are      achieved under threshold (75% payout), target (100% payout), and maximum / stretch (125% payout) levels. The actual payouts in April 2024 that were earned in 2023 were as follows: Mr. Hazlett - $223,843.75 and Mr. Tucker $68,219.18. Mr. Tucker's payout was limited by his contract and was prorated based on number of days worked during 2023.

Short-Term Incentives - Annual Incentive Bonus Plan

In 2006, the Compensation Committee adopted an Annual Incentive Bonus Plan (“IBP”) that provides guidelines for the calculation of annual non-equity incentive based compensation in the form of cash bonuses to our executives, subject to Committee oversight and modification. The bonuses awarded under the IBP are short-term awards in recognition of the overall performance and efforts made by certain of our executives during a particular year. Each year, the Committee approves the group of executives eligible to participate in the IBP and establishes target award opportunities for such executives.

For 2023, 100% of an executive officer’s IBP award was based on achievement of Company financial and other objectives relating to:
.
•Adjusted gross margin(1);
•Adjusted EBITDA(2);
•Total revenues; and
•Safety objectives

IBP award components consist of adjusted gross margin - 35%; adjusted EBITDA - 35%; total revenues - 15%; and safety objectives - 15%.

Each year, the Committee sets the performance levels for each component of the company objective portion of the IBP. The payment of awards under the IBP is based upon whether these performance levels are achieved for the year. Payout on each of the three financial objectives is as follows:

•75% of the bonus amount attributable to a financial component will be paid if we achieve the "threshold" amount;
•100% of the bonus amount attributable to a financial component will be paid if we achieve the "target" amount; and
•125% of the bonus amount attributable to a financial component will be paid if we achieve the "stretch" amount.

2023 Annual Incentive Bonus Plan

2023 Executive Bonus Criteria	Adjusted Gross Margin %(1)	Adjusted EBITDA(2)	Revenue
Threshold achievement pays 75% of bonus	48%	$40,546,284	$108,329,450
Target achievement pays 100% of bonus	49%	$42,823,832	$114,031,000
Stretch achievement pays 125% of bonus	50%	$44,465,878	$119,732,500

(1)    Adjusted Gross Margin is a non-GAAP financial measure that we define as revenue less costs of goods sold (exclusive of depreciation and amortization expense). The IBP awards for Revenue, EBITDA and Adjusted Gross Margin shall be prorated between levels, resulting in a 95.8% payout factor for Adjusted Gross Margin based upon the fiscal 2023 results.

(2)     Adjusted EBITDA is a non-GAAP financial measure that we define as net income (loss) before interest, taxes, depreciation and amortization, as well as an increase in inventory allowance and inventory write-offs, retirement of rental equipment, non-recurring severance expenses and non-cash equity compensation expenses.

The following table sets forth the maximum bonus eligibility set by the Committee for 2023 for each of our named executive officers, and based upon the payout percentages noted in the table above, the bonus payout amount earned by each named executive for 2023 under our Annual Incentive Bonus Plan:

Criteria	Actual 2023 Performance	Target Metric	Stretch Metric	Eligible Bonus Payment Percentage	Bonus Component	Payable Bonus
Adjusted gross margin (1)	48.5%	49%	50%	96%	35.00%	33.60%
Adjusted EBITDA (2)	$45,779,000	$42,823,832	$44,465,878	125%	35.00%	43.75%
Revenue	$121,167,000	$114,031,000	$119,732,500	125%	15.00%	18.75%
Safety				125%	15.00%	18.75%
Total					100%	114.85%

In 2023, our executives received (i) a threshold financial metric payout on adjusted gross margin, as the Company's $48.5% adjusted gross margin fell below the target metric of 48.6%. (ii) a stretch financial metric payout on Adjusted EBITDA, as the Company's $45.8 million actual EBITDA exceeded its stretch achievement level of $44.5 million; (iii) a stretch financial metric payout on revenues, as the Company's actual $121.2 million in revenue exceeded its stretch achievement level revenue of $119.7 million; (iii) a stretch payout on Safety objectives as management's performance met the Board approved metrics.

Additional information on operational and financial performance can be found in the Company's annual report filed on Form 10-K and quarterly reports filed on Form 10-Q with the U.S. Securities and Exchange Commission.

The following table summarizes the bonuses awarded under the IBP for 2023:

Name	Title	Base Salary	Target Bonus Eligibility	Bonus Base	Bonus Payout %	Bonus Payouts
Stephen C. Taylor	CEO	$612,000	—%	$—	—%	$—
James R. Hazlett	VP- Technical Services	$260,000	75%	$195,000	114.79%	$223,841
Brian Tucker(1)	President and COO	$400,000	75%	$300,000	100%	$68,219

(1) Brian Tucker's 2023 IBP award was fixed by contract and set at the target amount, prorated for days worked during 2023.

1998 Stock Option Plan

Our 1998 Stock Option Plan, as amended and restated, provides for the issuance of stock options to purchase up to 1,000,000 shares of our common stock. The purpose of this plan is to attract and retain the best available personnel for positions of substantial responsibility and to provide long-term incentives to employees and consultants and to promote the long-term growth and success of our business. The plan is administered by the Compensation Committee of the Board of Directors. At its discretion, the Compensation Committee determines the persons to whom stock options may be granted and the terms upon which options will be granted. In addition, the Compensation Committee may interpret the plan and may adopt, amend and rescind rules and regulations for its administration. Option awards are generally granted with an exercise price equal to the closing price of our common stock at the date of grant and generally vest based on three years of continuous service and have ten-year contractual terms.

As of December 31, 2023, stock options to purchase a total of 129,751 shares of our common stock were outstanding under the 1998 Stock Option Plan, as amended and restated, and a total of 415,085 shares of common stock were available at December 31, 2023 for future grants of stock options under the plan. Since the beginning of 2024, we have issued no stock options to purchase shares of our common stock with an additional 30,334 stock options that were either forfeited or expired, leaving 445,419 shares available under the 1998 Stock Option Plan as of March 31, 2024.

2019 Equity Incentive Plan

On June 20, 2019, the Company's shareholders approved our 2019 Equity Incentive Plan ("2019 Plan"). Except with respect to awards then outstanding, unless sooner terminated by the Board, the Plan will expire on the tenth anniversary of the date it was approved by shareholders (June 20, 2029) and no further awards may be granted after such date. The purposes of the 2019 Plan are to enable the Company to attract and retain the types of employees, consultants and Directors who will contribute to the Company’s long range success; provide incentives that align the interests of employees, consultants and Directors with those of the shareholders of the Company; and promote the success of the Company’s business.

The following summary of the material terms of the 2019 Plan is qualified in its entirety by the full text of the 2019

Plan, a copy of which was filed with our proxy statement for 2019 and may be obtained, free of charge, by writing to the Company, Attention: Anna Delgado, Investors Relations, 404 Veterans Airpark Lane, Suite 300, Midland, Texas 79705.

Shares Available for Awards and Limits on Awards. The Company has reserved an aggregate of 1,150,000 shares of common stock to be awarded under the 2019 Plan. Up to 355,531 of these shares may be issued under the 2019 Plan, in the aggregate, through the exercise of incentive stock options. No non-employee Director may be granted awards, during any fiscal year, with respect to shares of common stock that, together with any cash fees paid to the Director during the fiscal year, have a total value that exceeds $250,000 (calculating the value of any awards based on the grant date fair value for financial reporting purposes).

As of March 31, 2024, we have issued 812,159 shares under the 2019 Plan. Of these shares, 669,777 have vested and are no longer subject to any restrictions or possible forfeiture and 17,690 shares were forfeited and returned to the pool. Vested shares include shares that were withheld for taxes and, under the terms of the 2019 Plan, cannot be re-issued. 139,049 unvested shares of common stock remain reserved for potential issuance under outstanding awards and may be issued if the vesting terms of such outstanding awards are met. Accordingly, 355,531 shares are available to be issued under the 2019 Plan as of March 31, 2024.

If any outstanding award expires or is canceled, forfeited, or terminated without issuance of the full number of shares of common stock to which the award related, then the number of shares available under the 2019 Plan will be increased by the portion of the award that expired, or was canceled, forfeited or terminated. Shares tendered in payment of the option exercise price, shares delivered or withheld by the Company to satisfy any tax withholding obligation, or shares covered by a stock-settled stock appreciation right or other awards that were not issued upon the settlement of the award will not again become available for future grants under the 2019 Plan.

Awards may be granted under the 2019 Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by the Company or with which the Company combines. The Committee (as defined below) will make appropriate adjustments to these limits to prevent dilution or enlargement of the rights of participants under the 2019 Plan.

Administration and Amendment. The 2019 Plan is administered by the one or more Directors appointed by the Board (the "Committee"), or, in the Board’s discretion, by the Board. The Committee will have the authority to, among other things, interpret the 2019 Plan; determine who will be granted awards under the 2019 Plan; prescribe the terms and conditions of each award; interpret, administer, reconcile any inconsistency in, correct any defect in, and supply any omission in the 2019 Plan; and exercise discretion to make any and all other determinations which it determines to be necessary or advisable for the administration of the 2019 Plan.

The Committee may also amend the terms of any one or more awards. However, the Committee may not affect any amendment which would otherwise constitute an impairment of the rights under any award unless the Company requests the consent of the participant and the participant consents in writing.

The Board may amend the 2019 Plan. However, except in the case of adjustments upon changes in common stock, no amendment will be effective unless approved by the shareholders of the Company to the extent shareholder approval is necessary to satisfy any applicable laws.

Eligibility.  The Board selects participants from among the key employees, consultants and Directors of the Company and its affiliates. Only employees are eligible to receive incentive stock options.

Available Awards. Awards that may be granted under the 2019 Plan include restricted stock, restricted stock units (RSUs), performance awards, stock options (including both incentive stock options (ISOs) and nonqualified stock options), stock appreciation rights (SARs), and other stock-based awards. The terms of each award will be set forth in a written agreement.

Restricted Stock. A restricted stock award is an award of actual shares of common stock which are subject to certain restrictions for a period of time determined by the Committee. Restricted stock may be held by the Company in escrow or delivered to the participant pending the release of the restrictions. The participant generally has the rights and privileges of a shareholder as to such restricted stock during the restricted period, including the right to vote the restricted stock and the right to receive dividends

Restricted Stock Units. An RSU is an award of hypothetical common stock units having a value equal to the fair market value of an identical number of shares of common stock, which are subject to certain restrictions for a period of time determined by the Committee. No shares of common stock are issued at the time an RSU is granted, and the Company is not required to set aside any funds for the payment of any RSU award. Prior to settlement of an RSU award and the receipt of shares, the participant does not have any rights as a shareholder with respect to such shares. The Committee may grant RSUs with a deferral feature (deferred stock units or DSUs), whereby settlement of the RSU is deferred beyond the vesting date until a future payment date or event set out in the participant’s award agreement. The Committee has the discretion to credit RSUs or DSUs with dividend equivalents.

Performance Share Awards. A performance share award is an award of shares of common stock that are only earned if certain conditions are met. The Committee has the discretion to determine the following: the number of shares of common stock or stock-denominated units subject to a performance share award; the applicable performance period; the conditions that must be satisfied for a participant to earn an award; and the other terms, conditions and restrictions of the award. The number of performance shares earned by a participant depends on the extent to which the performance goals established by the Committee are attained within the applicable performance period. No payout is made with respect to any performance share award except upon written certification by the Committee that the minimum threshold performance goal(s) have been achieved.

Stock Options. A stock option is the right to purchase shares of common stock at a future date at a specified price per share called the exercise price. An option may be either an ISO or a nonqualified stock option. ISOs and nonqualified stock options are taxed differently. Except in the case of options granted pursuant to an assumption or substitution for another option, the exercise price of a stock option may not be less than the fair market value (or in the case of an ISO granted to a ten percent shareholder, 110% of the fair market value) of a share of common stock on the grant date. As of the record date, the closing price of our common stock was $23.73. Full payment of the exercise price must be made at the time of such exercise either in cash or bank check or in another manner approved by the Committee.

Stock Appreciation Rights. A SAR is the right to receive payment of an amount equal to the excess of the fair market value of a share of common stock on the date of exercise of the SAR over the exercise price. The exercise price of a SAR may not be less than the fair market value of a share of common stock on the grant date. SARs may be granted alone ("freestanding rights”) or in tandem with options ("related rights”).

Other Equity-Based Awards. The Committee may grant other equity-based awards, either alone or in tandem with other awards, in amounts and subject to conditions as determined by the Committee as set out in an award agreement.

Vesting. The 2019 Plan allows for awards subject to either time-based vesting or performance-based vesting, or both. All awards granted under the 2019 Plan must have a minimum vesting period of at least one year. The Committee has the authority to determine the vesting schedule of each award (subject to the minimum one-year requirement), and to accelerate the vesting and ability to exercise any award. The Company’s practice over the last several years has been to grant restricted stock/unit awards to its executive officers and independent Directors, and stock options to selected non-executive employees. Restricted stock/unit awards to our (i) executive officers have been subject to time-based vesting in equal one-third installments over a three-year period from the grant date and (ii) independent Directors have been subject to time-based vesting in equal quarterly installments beginning in the year following the year in which they are granted. Starting in 2020, the awards to independent Directors are subject to one-year cliff vesting. Stock options granted to our non-executive employees typically vest in equal, one-third tranches over a three-year period. Past vesting requirements may not be indicative of future vesting requirements set by the Committee, which may be less or more onerous than in prior years.

Clawback and Recoupment. The Company may cancel any award or require the participant to reimburse any previously paid compensation provided under the 2019 Plan or an award agreement in accordance with the Company’s clawback policy.

Termination of Service.  Unless otherwise set forth in an individual award agreement or in an employment agreement approved by the Committee, any unvested restricted shares, performance shares, RSUs, PSUs and other equity-based awards will immediately be forfeited upon termination of continuous service under the 2019 Plan. Under the Company's restricted stock and RSU award agreements, if the grantee's continuous service terminates as a result of the grantee's death, Disability (as defined in the 2019 Plan), termination without Cause (as defined in the 2019 Plan and below) or termination for Good Reason (as defined), 100% of the grantee's unvested shares will vest.

Unless otherwise set forth in an individual award agreement or in an employment agreement approved by the Committee, in the event an option holder's continuous service terminates, an option holder may exercise his or her option (to the extent the option holder was entitled to exercise such option at the date of termination) within the earlier of three months following the date of termination or the expiration of the option term. Unless otherwise set forth in an individual award agreement, in the event an option holder's continuous service terminates upon his or her death or Disability (as defined), an option holder or his or her estate may exercise his or her option (to the extent the option holder was entitled to exercise such option at the date of termination), within the earlier of 12 months following the date of termination or the expiration of the option term.

In regard to the definition of Cause under the 2019 Plan, if a participant is under an employment or service agreement with the Company and such agreement provides for a definition of Cause, that definition should be used. If no such agreement exists, or if such agreement does not define Cause, then Cause is defined as (i) the conviction of, or plea of guilty or no contest to, a felony or a crime involving moral turpitude or the commission of any other act involving willful malfeasance or material fiduciary breach with respect to the Company or an Affiliate; (ii) conduct that results in or is reasonably likely to result in harm to the reputation or business of the Company or any of its Affiliates; (iii) gross negligence or willful misconduct with respect to the Company or an Affiliate; or (iv) material violation of state or federal securities laws.

In regard to the definition of Good Reason under the 2019 Plan, if a participant is under an employment or service agreement with the Company and such agreement provides for a definition of Good Reason, that definition should be used. If no such agreement exists, or if such agreement does not define Good Reason, Good Reason is defined as the occurrence of one or more of the following without the participant’s express written consent, which circumstances are not remedied by the Company within thirty (30) days of its receipt of a written notice from the participant describing the applicable circumstances (which notice must be provided by the participant within ninety (90) days of the participant's knowledge of the applicable circumstances): (i) any material, adverse change in the participant's duties, responsibilities, authority, title, status or reporting structure; (ii) a material reduction in the participant’s base salary or bonus opportunity; or (iii) a geographical relocation of the participant's principal office location by more than fifty (50) miles.

Change in Control. A Change in Control is defined as (a) the acquisition by one person or more than one person acting as a group, of Company stock representing more than 50% of the total fair market value or total voting power of the Company’s stock; (b) a merger, consolidation or other reorganization in which the Company is not the surviving entity unless the Company’s shareholders immediately prior to the merger, consolidation or other reorganization maintain at least 50% of the voting power; (c) a majority of the incumbent members of the Board are replaced by Directors whose appointment or election is not endorsed by at least two-thirds of the Board; or (d) the acquisition by one person or more than one person acting as a group, of all or substantially all of the Company’s assets.

Unless otherwise provided in an award agreement, in the event of a participant’s termination of service without Cause or for Good Reason during the 18-month period following a Change in Control, the vesting of all awards will fully accelerate and all outstanding options and SARs will become immediately exercisable as of the date of the participant’s termination of service.

In the case of performance awards, in the event of a participant’s termination of service without Cause or for Good Reason, in either case, within 18 months following a Change in Control, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions will be deemed met as of the date of the participant’s termination of service.

In the event of a Change in Control, the Committee may in its discretion and upon at least 10 days’ advance notice to the affected persons, cancel any outstanding awards and pay to the holders the value of the awards based upon the price per share of common stock received or to be received by other shareholders of the Company in the event. In the case of any option or SAR with an exercise price that equals or exceeds the price paid for a share of common stock in connection with the change in control, the Committee may cancel the option or SAR without the payment of any consideration.

Outstanding Equity Awards at Fiscal Year-End

The following table shows certain information about unvested restricted stock/units outstanding as of December 31, 2023 and held by our named executive officers.

Outstanding Equity Awards at 2023 Fiscal Year-End

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares or Other Rights that Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Stephen C. Taylor	—	—	—	—	—	10,101	$162,424	—	—
	—	—	—	—	—	—	—	—	—
	—	—	—	—	—	—	—	—	—
James R. Hazlett	—	—	—	—	—	44,842	721,059	—	—
	—	—	—	—	—	27,840	447,667	—	—
	—	—	—	—	—	10,335	166,187	—	—
Brian Tucker	—	—	—	—	—	6,361	102,285	—	—

Option Exercises and Stock Vested in 2023

In the table below, we show certain information about (i) the number of shares of common stock acquired upon exercise of stock options by each of the named executive officers in 2023 and the value realized on exercise of the stock options and (ii) stock awards.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting(1)	Value Realized on Vesting(1)
(a)	(b)	(c)	(d)	(e)
Stephen C. Taylor	—	$—	233,916	$2,343,377
James R. Hazlett	—	—	15,167	151,389
Brian Tucker	—	—	—	—

Nonqualified Deferred Compensation

We adopted a Deferred Compensation Plan in December 2015, which permits eligible employees, including our NEOs, and our Directors to annually elect to defer a portion of their salary, commissions, cash bonus, Director fees and/or stock awards they would otherwise have received when earned.  Under this plan, participants can defer up to 90% of their salary, commissions, cash bonus, Director fees and stock awards. Cash amounts deferred under the Deferred Compensation Plan are deemed invested in the investment funds selected by the participant with similar options as available under the Company’s 401(k) Plan. We have option to contribute but do not currently contribute to the Deferred Compensation Plan on behalf of its participants or match the deferrals made by participants.

At the time of deferral, a participant must indicate whether he or she wishes to receive the amount deferred while in-service or upon separation of service. In either case, the payment will be in either a lump sum or in substantially equal annual installments. In-service installments cannot exceed five years, while installments elected to start upon separation of service cannot exceed ten years. If separation is due to a disability or a change in control, deferrals will be paid similar to deferrals paid upon separation of service, while deferrals related to death will be paid in a lump sum to the participant’s beneficiary. If a participant experiences an unforeseeable emergency during the deferral period, the participant may petition to receive a partial or full payout from the Deferred Compensation Plan. All distributions are made in cash, except for deferred stock awards which are settled in Company stock.

Deferred Compensation Table

Name	Beginning Aggregate Balance	Executive Contributions in Last FY ($) (1)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
Stephen C. Taylor	$3,747,156	$399,521	$—	$958,956	$—	$5,105,633
James R. Hazlett	435,279	39,841	—	133,738	—	608,858

(1) All contributions were from salary, bonus and stock deferrals in 2023. The Company has made no contributions to the Deferred Compensation Plan.

Pay Versus Performance

In the table below, we show certain required information about Pay Versus Performance for our Principal Executive Officer (“PEO”) Stephen C. Taylor and our two other named executive officers Micah C. Foster and James R. Hazlett (“NEO”) for 2022 and 2021 and James R. Hazlett and Brian Tucker for 2023, reflecting executive compensation actually paid compared to Total Shareholder Return (“TRS”) for the years ended December 31, 2023, 2022 and 2021:

	For PEO and Interim PEO Taylor		For Interim PEO Chisholm
Year	Summary Compensation Table Total for Taylor	Compensation Actually Paid to Taylor	Summary Compensation Table Total for Chisholm	Compensation Actually Paid to Chisholm	Average Summary Compensation Table Total for non-PEO NEOs	Average Compensation Actually Paid to non-PEO NEOs	Value of initial fixed $100 investment based on TSR	Net Income (Loss) (in thousands)
2023	$3,585,243	$3,387,854	$—	$—	$656,212	$768,862	$169.62	$4,747
2022	949,997	1,452,146	429,129	429,129	569,665	621,088	120.89	(569)
2021	1,749,279	2,259,464	—	—	478,742	377,955	110.44	(9,183)

The following supplementary tables presents the adjustments necessary to determine the compensation actually paid to the named PEO and Interim PEO’s and Non-PEO NEO’s:

Adjustments to Determine Compensation "Actually Paid" for PEO/Interim PEO Taylor	2023	2022
Total amount per Summary Compensation Table	$3,585,243	$949,997
Adjustments to determine compensation actually paid:	—	—
Deduct amount reported under Stock Awards column for Taylor	(200,000)	(313,545)
Deduct amount reported under Option Awards column for Taylor	—	—
Increase for Fair Value of Awards Granted during the year that remain unvested at year end	262,424	697,215
Increase/decrease for change in Fair Value from Prior Year-end to Current Year-end of Awards Granted Prior to year that were Outstanding and Unvested as of Year-end		103,144
Increase for Fair Value of Awards Granted during year that Vest during year	—	—
Increase (deduction) for Change in Fair Value from Prior Year-end to Vesting Date of Awards Granted Prior to year that Vested during year	(259,813)	15,335
Increase based on Dividends or Other Earnings Paid during year prior to Vesting Date of Award.	—	—
Deduct Fair Value of Awards Granted Prior to year that were Forfeited during year	—	—
Total adjustments	(197,389)	502,149
Compensation Actual Paid to PEO/Interim PEO Taylor (1)	$3,387,854	$1,452,146

(1) As discussed elsewhere herein, $2,754,000 of compensation paid to PEO Taylor relates to amounts paid in 2023 pursuant to his Retirement Agreement negotiated during 2022.

Adjustments to Determine Compensation "Actually Paid" for Interim PEO Chisholm	2023	2022
Total amount per Summary Compensation Table	$—	$429,129
Adjustments to determine compensation actually paid:
Deduct amount reported under Stock Awards column for Chisholm	—	—
Deduct amount reported under Option Awards column for Chisholm	—	(59,635)
Increase for Fair Value of Awards Granted during the year that remain unvested at year end	—	—
Increase/decrease for change in Fair Value from Prior Year-end to Current Year-end of Awards Granted Prior to year that were Outstanding and Unvested as of Year-end	—	—
Increase for Fair Value of Awards Granted during year that Vest during year	—	59,635
Increase (deduction) for Change in Fair Value from Prior Year-end to Vesting Date of Awards Granted Prior to year that Vested during year	—	—
Increase based on Dividends or Other Earnings Paid during year prior to Vesting Date of Award.	—	—
Deduct Fair Value of Awards Granted Prior to year that were Forfeited during year	—	—
Total adjustments	—	—
Compensation Actual Paid to Interim PEO Chisholm	$—	$429,129

Adjustments to Determine Average Compensation "Actually Paid" for Non-PEO NEOs	2023	2022
Total average amount per Summary Compensation Table for Non-PEO NEO's	$656,212	$569,665
Adjustments to determine average compensation actually paid:	—	—
Deduct average amount reported under Stock Awards	(240,479)	(144,908)
Deduct average amount reported under Option Awards	—	—
Increase for Fair Value of Awards Granted during the year that remain unvested at year end	364,342	183,589
Increase/decrease for change in Fair Value from Prior Year-end to Current Year-end of Awards Granted Prior to year that were Outstanding and Unvested as of Year-end	—	9,900
Increase for Fair Value of Awards Granted during year that Vest during year	—	—
Increase (deduction) for Change in Fair Value from Prior Year-end to Vesting Date of Awards Granted Prior to year that Vested during year	(11,213)	2,842
Increase based on Dividends or Other Earnings Paid during year prior to Vesting Date of Award.	—	—
Deduct Fair Value of Awards Granted Prior to year that were Forfeited during year	—	—
Total adjustments	112,650	51,423
Average Compensation Actual Paid to Non-PEO NEOs	$768,862	$621,088
Shareholder Return (“TSR”) for the years ended December 31, 2023 and 2022 is as follows:

TSR - (P1-P0) + D		2023	2022	2021
P1 - Ending NGS stock price - December 31,		$16.08	$11.46	$10.47
P0 = Initial stock price - December 31, 2021		$9.48	$9.48	$9.48
D = Dividends		$—	$—	$—
	TSR =	$6.60	$1.98	$0.99
TSR/P0	TSR %	69.62%	20.89%	10.44%
TSR based on $100 investment		$169.62	$120.89	$110.44
Compensation of Directors

We use a combination of cash and equity-based incentive compensation to attract and retain qualified candidates to serve on our Board of Directors. In setting compensation for our Directors, we consider the substantial amount of time that Directors expend in fulfilling their duties to us and our shareholders, as well as the skill-sets required to fulfill these duties. The following table discloses the cash, equity awards and other compensation earned, paid or awarded, as the case may be, to each of our non-employee Directors during the fiscal years ended December 31, 2023, 2022 and 2021:

Name	Year	Fees Earned or Paid ($) (1)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)(3)	Total ($)
	(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Leslie A. Beyer	2023	$17,500	$—	—	—	—	—	$17,500
	2022	70,000	49,996	—	$50,000	—	—	169,996
	2021	66,250	50,003	—	50,000	—	—	166,253
David L. Bradshaw	2023	70,000	100,003	—		—	—	170,003
	2022	70,000	49,996	—	50,000	—	—	169,996
	2021	68,750	50,003	—	50,000	—	—	168,753

Nigel J. Jenvey	2023	75,357	100,003	—		—	—	175,360
	2022	79,333	49,996	—	50,000	—	—	179,329
	2021	52,500	50,000	—	50,000	—	—	152,500
John Chisholm(1)(2)(3)	2023	—	—	—	—	—	—	—
	2022	26,444	248,803	—	100,000	—	110,000	485,247
	2021	68,750	50,003	—	50,000	—	—	168,753
Justin Jacobs	2023	47,308	100,003	—	—	—	—	147,311
	2022	—	—	—	—	—	—	—
	2021	—	—	—	—	—	—	—
Don Tringali	2023	47,308	100,003	—	—	—	—	147,311
	2022	—	—	—	—	—	—	—
	2021	—	—	—	—	—	—	—
Georganne Hodges	2023	9,684	63,844	—	—	—	—	73,528
	2022	—	—	—	—	—	—	—
	2021	—	—	—	—	—	—	—
William F. Hughes, Jr.	2023	—	—	—	—	—	—	—
	2022	—	—	—	—	—	—	—
	2021	16,250	—	—	—	—	—	16,250

Cash Compensation Paid to Independent Directors

(1)    Our non-employee Directors are paid a quarterly cash fee. The cash fee payable to our non-employee Directors was $13,750 per quarter for 2023. In addition, the Committee Chairman were entitled to an additional quarterly cash fee in the amount of $3,750. Mr. Chisholm’s fees were pro-rated for time served as a director.
(2)    On December 29, 2022, Mr. Chisholm was granted 16,935 shares at $11.00 per share in connection with his Severance Agreement.

(3)    As part of Mr. Chisholm’s Severance Agreement, he also received a cash payment of $110,000 in 2022.

Equity Based Compensation Paid to Independent Directors

Our compensation policy for independent Directors is to grant an annual award of restricted shares based upon a review of equity award values paid by other public companies in the Company's peer group and the Company's market and financial performance in comparison to such peer group companies.

For 2023, based upon the Company's performance compared to its peer group, the Compensation Committee recommended and the Board approved an equity award value of approximately $100,000 in restricted stock units.

On April 25, 2022, the Compensation Committee recommended and the Board approved the continuation of its annual equity award policy of $100,000 in value of restricted stock and cash, for 2022. In connection therewith, four independent Directors were granted the following:

•An award of $50,000 in cash (50% of the total) that vests one year from the date of grant; and
•An award of 4,212 shares of restricted stock, which was calculated by dividing $50,000 by a deemed share price of $11.87. These awards of restricted stock vest one year from the date of grant and are subject to acceleration in certain events.
Directors who are our employees do not receive any compensation for their services as Directors.

Other

All Directors are reimbursed for their expenses incurred in connection with attending meetings. We provide liability insurance for our Directors and officers. The cost of this coverage for 2023 was $288,466. We do not offer non-employee Directors travel accident insurance, life insurance, or a pension or retirement plan.

Compensation Agreements with Management

Retirement of Stephen C. Taylor as President and Chief Executive Officer

On May 17, 2022, the Company and Stephen C. Taylor, our then President and Chief Executive Officer, terminated his Employment Agreement dated April 24, 2015, in connection with his retirement. The Company agreed that unless Mr. Taylor’s employment with the Company was previously terminated for Cause it would:

i.Pay Mr. Taylor a salary of $51,000 per month;
ii.Award Mr. Taylor $612,000 pursuant to the 2022 Annual Incentive Bonus Plan of the Company as and when payments are generally made by the Company pursuant to such plan, and
iii.Grant to Mr. Taylor an equity award (or cash in lieu of equity if there are not sufficient shares available) with a value of $612,000 pursuant to the 2022 Long-Term Incentive Plan of the Company as and when awards are generally made by the Company pursuant to such plan.

Provided that the employment of Mr. Taylor by the Company pursuant to the Retirement Agreement was not terminated by the Company for Cause prior to June 30, 2023:

i.All equity awards (and all cash awards in lieu of equity) to Mr. Taylor by the Company which have not previously vested would immediately vest,
ii.Mr. Taylor would be entitled to receive from the Company on July 17, 2023 a cash payment of $1,224,000,
iii.Mr. Taylor would be entitled to receive from the Company on July 17, 2023 a cash payment in the amount of $1,530,000 in lieu of participation in the 2023 Annual Incentive Bonus Plan of the Company, and
iv.A grant of shares of common stock of the Company on July 17, 2023 with a value of $100,000.

All payments and other required awards noted above were paid to Mr. Taylor. Notwithstanding the retirement agreement with Mr. Taylor, during our search for a permanent CEO, Mr. Taylor agreed to continue his employment as our Interim CEO. In connection with his interim CEO service after June 30, 2023, we continued paying Mr. Taylor his monthly salary of $51,000. We also granted Mr. Taylor a restricted stock unit award for 10,101 shares of common stock with a value of $100,000 at the time of grant On February 12, 2024, we hired Justin C. Jacobs as our permanent CEO an in connection therewith, Mr. Taylor retired, although he remains Chairman of our Board.

Employment of Brian Tucker as President and Chief Operating Officer

On October 9, 2023, the Company entered into an entered into an employment agreement (the “Employment Agreement”) with Brian L. Tucker, pursuant to which Mr. Tucker was appointed President and Chief Operating Officer of the Company.

The following is a summary of the material features of the Employment Agreement and is qualified in its entirety by reference to the full text of the agreement.

Base Salary. Mr. Tucker’s initial annual base salary is $400,000 (“Base Salary”) and will be reviewed at least annually by the Company’s Board of Directors (“Board”). The Company does not have any obligation to increase or decrease the Base Salary.

Bonus. In addition, Mr. Tucker will have the opportunity to earn incentive compensation in the form of an annual cash bonus based on performance thresholds and metrics established by the Board or Compensation Committee of the Board. For 2023, the target amount was 75% of his Base Salary, pro-rated for the number of days employed in 2023.

Equity Compensation. Upon his employment, Mr. Tucker was granted a restricted stock unit of 6,361 shares of the Company’s common stock based on $14.30 per share which was the fair market value of one share of the Company’s stock on the date of grant. The RSU vests in three equal annual installments beginning on the first anniversary of the effective date of the Employment Agreement, subject to Mr. Tucker’s continuous employment with the Company and other customary provisions to be set forth in an award agreement under the Company’s 2019 Equity Incentive Plan.

Benefits. The Company will provide Mr. Tucker retirement and other employee benefits as are customarily provided to similarly situated executives of the Company, including paid vacation, coverage under the Company’s medical plan and reimbursement for all reasonable business expenses in accordance with the Company’s expense reimbursement policy.

Term and Termination. The initial term of the Employment Agreement is for one year (October 9, 2023 to October 8, 2024). The initial term automatically extends for additional one-year periods unless either party gives notice not to renew at least 60 days prior to the end of the initial or any renewal term. The Company or Mr. Tucker may terminate the Agreement at any time upon written notice.

Effect of Termination; Severance.

If Mr. Tucker’s employment is terminated by the Company (A) without cause (as defined in the Employment Agreement) or (B) failure by the Company to renew the agreement upon the expiration of any given one-year term, or if the Mr. Tucker terminates his employment without good reason (as defined in the Employment Agreement), the Employment Agreement provides that he will receive (i) payment in a lump sum of accrued but unpaid salary and vacation time, (ii) any earned but unpaid bonus, (iii) unreimbursed business expenses and (iv) any such other benefits (including equity compensation) to which he may be entitled to under any employee benefit plan as of the date of termination (collectively, the “Accrued Amounts”). In addition, he will receive a severance payment of one (1) times his Base Salary payable over 12 month and the Company will pay COBRA continuation coverage for up to twelve (12) months following his termination.

In the event of a termination of employment (i) by the Company for cause, (ii) by Mr. Tucker without good reason, or (iii) in the case of death or disability, Mr. Tucker will be entitled to the Accrued Amounts but will not be entitled to any severance.

Clawbacks. Mr. Tucker’s incentive compensation will be subject to clawback regulations in effect under applicable law or applicable stock exchange listing standards.

Non-Compete and Other Agreements.

In connection with the Employment Agreement, Mr. Tucker also executed a Non-Compete Agreement and Proprietary Rights Agreement that contain customary non-compete, confidentiality and non-solicitation provisions, along with proprietary rights ownership of work product in favor of the Company.

Appointment of John Bittner as Interim Chief Financial Officer

On October 9, 2023, the Company appointed John Bittner to the position of Interim Chief Financial Officer. Mr. Bittner’s services as Interim Chief Financial Officer are provided by Accordion, a financial consulting firm engage by the Company which specializes in providing CFO professionals on a contract basis. Under our engagement agreement with Accordion, we pay Accordion $35,000 per month for Mr. Bittner’s services as our Interim CFO. Because Mr. Bittner, through Accordion, provides his services on an independent contractor basis, he is not eligible to participate in the Company’s incentive equity, bonus or employee benefit plans. Mr. Bittner is compensated by Accordion and the Company has no knowledge of Mr. Bittner’s compensation package paid by Accordion.

Retention Agreement with James Hazlett, Chief Technical Officer

On September 19, 2023, the Company entered into a Retention Agreement with James Hazlett, our longstanding Chief Technical Officer. Under the agreement, we set Mr. Hazlett’s annual base salary at $260,000. In addition, we (i) set his target participation in our performance-based, short-term annual bonus plan at 75% of this base salary, (ii) set his eligibility in our long-term equity award for 2023 with a maximum award based on $390,000 (150% of his base salary) which was satisfied in March 2024 with an award of 21,984 Restricted Stock Units and (iii) paid Mr. Hazlett a retention bonus of $150,000. The agreement also included customary confidentiality provisions, along with proprietary rights ownership of work product in favor of the Company.

Appointment of Stephen C. Taylor as Interim President and Chief Executive Officer

In connection with John W. Chisholm’s resignation as the Company’s Interim President and Chief Executive Officer, the Board of Directors appointed Stephen C. Taylor as our Interim Chief Executive Officer and President as of November 11, 2022. In addition, the Board, through its Nominating Committee, is in the process of searching for a qualified, permanent Chief Executive Officer. Mr. Taylor continues to serve as the Company’s Chairman of the Board. In connection with his service as Interim CEO and President, Mr. Taylor is not receiving additional compensation other than the contractual payments and obligations set forth in the Retirement Agreement dated May 17, 2022, between the Company and Mr. Taylor which will be fully paid by June 30, 2023.

Appointment of James D. Faircloth as Interim Chief Financial Officer

In conjunction with Micah Foster’s announced resignation effective February 28, 2023 as the Company’s Chief Financial Officer, on February 13, 2023, the Company entered into an employment agreement with Mr. James D. Faircloth to serve as Interim Chief Financial Officer. In accordance with the employment agreement, the Company agreed to pay Mr. Faircloth $100 per hour for his services. In addition, Mr. Faircloth was eligible to receive benefits available to all employees. Mr. Faircloth retired on October 9, 2023.

As of April 29, 2024, we do not have any other written employment agreements with our other named executive officers.

Limitation on Directors’ and Officers’ Liability

Our Articles of Incorporation provide our Directors and Officers with certain limitations on liability to us or any of our shareholders for damages for breach of fiduciary duty as a Director or officer involving certain acts or omissions of any such Director or Officer.

This limitation on liability may have the effect of reducing the likelihood of derivative litigation against Directors and Officers, and may discourage or deter shareholders or management from bringing a lawsuit against Directors and Officers for breach of their duty of care even though such an action, if successful, might otherwise have benefited our shareholders and us.

Our Articles of Incorporation and bylaws provide certain indemnification privileges to our Directors, employees, agents and officers against liabilities incurred in legal proceedings.  Also, our Directors, employees, agents or officers who are successful, on the merits or otherwise, in defense of any proceeding to which he or she was a party, are entitled to receive indemnification against expenses, including attorneys’ fees, incurred in connection with the proceeding.

We are not aware of any pending litigation or proceeding involving any of our Directors, officers, employees or agents as to which indemnification is being or may be sought, and we are not aware of any other pending or threatened litigation that may result in claims for indemnification by any of our Directors, officers, employees or agents.

Even though we maintain Directors’ and Officers’ liability insurance, the indemnification provisions contained in our Articles of Incorporation and bylaws remain in place.

PRINCIPAL SHAREHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

For purposes of the following tables, "beneficial ownership" is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934 (the "Exchange Act"), pursuant to which a person or group of persons is deemed to have "beneficial ownership" of any shares of Common Stock that such person has the right to acquire within 60 days.

The following table indicates the beneficial ownership of our Common Stock as of April 25, 2024 by: (1) each of our Directors and nominees for election; (2) our Chief Executive Officer, principal accounting officer and our other named executive officers (as defined in Item 402(a) (3) of Regulation S-K) (together as a group, the "Named Executive Officers "); and (3) all of our current Directors, nominees and executive officers as a group, based on our records and data supplied by each of the current Directors, nominees and executive officers.

Schedule of Beneficial Ownership

Name of Beneficial Owner and Position	Amount and Nature of Beneficial Ownership(1)	Percent of Class

Directors & Nominees Who Are Not Named Executive Officers
Stephen C. Taylor - Current Director(2)	683,833	5.50%
David L. Bradshaw - Current Director	45,726	*
Nigel J. Jenvey - Current Director	18,973	*
Donald J. Tringali - Director Nominee	9,470	*
Georganne Hodges	4,623	*

Named Executive Officers
Justin C. Jacobs - Chief Executive Officer and Director(3)	9,470	*
James R. Hazlett - Vice President - Technical Services(4)	129,412	1.04%
Brian L. Tucker - President and Chief Operating Officer	—	—
John Bittner - Interim Chief Financial Officer	—	—
All Directors (and nominees) and executive officers as a group (9 persons)	901,507	7.25%

* Less than one percent.

(1) The number of shares listed includes all shares of common stock owned or indirectly owned by, which vest within 60 days of April 22, 2024, under outstanding restricted stock units. Beneficial ownership is calculated in accordance with the rules of the Securities and Exchange Commission. Unless otherwise indicated, all shares of common stock are held directly with sole voting and investment powers. As of April 22, 2024, none of the shares of common stock owned by our officers and Directors had been pledged as collateral to secure repayment of loans.

(2) Includes 133,701 shares of common stock held indirectly by a “rabbi trust” the receipt of which has been deferred by Mr. Taylor pursuant to the Company’s Nonqualified Deferred Compensation Plan.

(3) The shares reported represent restricted stock units that vest on May 9, 2024, if Mr. Jacobs continues serving as a Director on our Board through that date. The restricted stock units were granted by the Company to Mr. Jacobs in May 2023 as compensation for serving as a member of the Company's Board. Mr. Jacobs was appointed to our Board by Mill Road Capital III, L.P. (the “Fund”) pursuant to a Cooperation Agreement with the Fund. Pursuant to a pre-existing contractual obligation, Mill Road Capital Management, LLC, an affiliate of the Fund, has the right to receive the economic benefit of the shares when and if issued upon vesting and, accordingly, Mr. Jacobs has no pecuniary interest in the shares underlying the restricted stock award. In addition, to the Company’s knowledge and as represented by M, Mill Road Capital III GP LLC, which is the sole general partner of the Fund, will have sole authority to vote (or direct the vote of), and to dispose (or direct the disposal) of, these shares on behalf of the Fund when and if issued upon vesting. On February 12, 2024, Mr. Jacobs was employed as our Chief Executive Officer and in connection therewith, he resigned his employment and all other positions with the Mill Road Capital entities. Thus, Mr. Jacobs disclaims beneficial ownership of such underlying shares.

(4) Includes 19,000 shares of common stock held indirectly by a “rabbi trust” the receipt of which has been deferred by Mr. Hazlett pursuant to the Company’s Nonqualified Deferred Compensation Plan.

The following table sets forth information as of April 25, 2024 regarding the beneficial owners of more than five percent of the outstanding shares of our Common Stock. To our knowledge, there are no beneficial owners of more than five percent of the 12,437,074 outstanding shares of our Common Stock as of April 22, 2024 other than those set forth below:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

Hoak Public Equities, L.P. (1)	1,150,000	9.25%
3963 Maple Avenue, Suite 450
Dallas, Texas 75219
Dimension Fund Advisors LP(2)	925,630	7.44%
Palisades West, Building One, 6300 Bee Cave Road
Austin, Texas 78746
Mill Road Capital III, LP(3)	912,408	7.34%
382 Greenwich Avenue, Suite One
Greenwich, CT 06830
Aegis Financial Corporation(4)	854,695	6.87%
6862 Elm Street, Suite 830
McLean, Virginia 22101
Franklin Mutual Advisors, LLC (5)	768,834	6.18%
101 John F. Kennedy Parkway
Short Hills, NJ 07078-2789

(1) As reported in Amendment No. 1 to Schedule 13G filed with the Securities and Exchange Commission on January 11, 2023. According to the filing, in addition to Hoak Public Equities, L.P. (“HPE”), Hoak Fund Management, L.P., a Texas limited partnership and HPE’s general partner (“Hoak Management”), Hoak & Co., a Texas corporation and the general partner of Hoak Management, James M. Hoak, an individual and Hoak & Co.’s controlling shareholder and Chairman, and J. Hale Hoak, an individual and the President of Hoak & Co. are together, the reporting persons. In addition, each of Hoak Management, Hoak & Co, James M. Hoak, and J. Hale Hoak, may be deemed, pursuant to Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Act”), to be the beneficial owners of all shares of Common Stock held by HPE.

(2) As reported in Amendment No. 12 to Schedule 13G filed with the Securities and Exchange Commission on February 9, 2024. According to the filing, Dimensional Fund Advisors holds voting and/or investment power over the shares, but economic ownership is beneficially held by four investment companies. Dimensional Fund Advisors has sole dispositive power over all and sole voting power over 100% of the shares reported in the table above.

(3) As reported in Amendment No. 3 to Schedule 13D filed with the Securities and Exchange Commission on May 3, 2023. According to the filing, Mill Road Capital III, LP (the “Fund”) holds shared voting and investment power over the shares, along with Mill Road Capital III GP LLC, the Fund (the “GP”), and Thomas E. Lynch.

(4) As reported in Schedule 13G filed with the Securities and Exchange Commission on February 9, 2024. According to the filing, Aegis Financial Corporation, a registered investment adviser, along with Scott L. Barbee, holds shared voting and investment power over the shares. Mr. Barbee is listed as a shared beneficial owner by virtue of his control of Aegis Financial Corporation

(5) As reported in Schedule 13G filed with the Securities and Exchange Commission on February 9, 2024. According to the filing, Aegis Financial Corporation, a registered investment adviser, along with Scott L. Barbee, holds shared voting and investment power over the shares. Mr. Barbee is listed as a shared beneficial owner by virtue of his control of Aegis Financial Corporation.

Delinquent Section 16(a) Reports

SEC regulations require that a copy of all Section 16(a) forms filed must be furnished to us by the person or entity filing the report. To the Company’s knowledge, during the fiscal year ended December 31, 2023, all reports required to be filed pursuant to Section 16(a) were filed on a timely basis.

PROPOSAL 2 - CONSIDERATION OF AN ADVISORY VOTE ON EXECUTIVE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), gives the shareholders the right to endorse or not endorse the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the SEC's rules. The proposal, commonly known as a “Say-on-Pay” proposal, gives our shareholders the opportunity to express their views on the Company's executive compensation.

At the Company's Annual Meeting of shareholders held in June 2023, our shareholders recommended that the advisory vote on the Say-on-Pay of our named executives in our proxy materials be submitted annually pursuant to the recommendation of our Board of Directors that the advisory vote be submitted annually. Thus, we include the Say-on-Pay advisory vote in our proxy materials on an annual basis until the next shareholder vote on the frequency of Say-on-Pay or our Board of Directors otherwise determines that a different frequency of Say-on-Pay vote is in the best interests of the shareholders.

We are asking our shareholders to indicate whether or not they support the compensation program as described in this Proxy Statement. This proposal is not intended to address any specific item of compensation, but rather the overall compensation of the named executive officers and the compensation policies, methodologies and practices described in this Proxy Statement. Accordingly, we ask our stockholders to vote “FOR” the following resolution at our Annual Meeting:

“RESOLVED, that the shareholders approve the compensation of the Company's named executive officers, as disclosed in the compensation section, the compensation tables, and the related disclosure contained in the Proxy Statement set forth under the caption “Executive Compensation” of this Proxy Statement.”

The Company believes its compensation philosophy and programs are strongly linked to performance and results and appropriately aligned with the interests of shareholders. Our compensation philosophy is to provide an executive compensation program that:

•rewards performance and skills necessary to advance our objectives and further the interests of our shareholders;
•is fair and reasonable and appropriately applied to each executive officer;
•is competitive with compensation programs offered by our competitors; and
•is appropriately focused on achieving annual financial and operational goals through the Company's cash bonus plan and on maximizing stockholder value over the long term, through grants of restricted shares and stock options.

The Board of Directors recommends that you vote FOR approval, on an advisory basis, of the compensation programs of our named executive officers as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related disclosure contained in the Proxy Statement set forth under the caption “Executive Compensation” of this Proxy Statement.

REPORT OF THE AUDIT COMMITTEE

The primary function of the Audit Committee of Natural Gas Services Group, Inc. is oversight of the Company’s financial reporting process, public financial reports, internal accounting and financial controls, and the independent audit of the annual consolidated financial statements. The Committee acts under a charter, which can be found on the Company’s website at www.ngsgi.com. The adequacy of the charter is reviewed at least annually. The Chairman and all members of the Audit Committee are independent directors within the meaning of Section 303A of the New York Stock Exchange Listed Company Manual.

The Audit Committee met eight times in 2023. In these meetings, as discussed in more detail below, it had extensive reports and discussions with the independent auditors, internal accounting professionals, and members of management.

In performing its oversight function, the Committee reviewed and discussed the consolidated financial statements with management and Ham Langston & Brezina LLP ("HL&B"), the Company’s independent auditors. Management indicated, and HL&B's audit opinion stated, that the Company’s consolidated financial statements were fairly stated in accordance with generally accepted accounting principles. The Committee discussed significant accounting policies applied by the Company in its financial statements, as well as alternative treatments. It also discussed with HL&B matters covered by Public Company Accounting Oversight Board (“PCAOB”) standards, including PCAOB AS 1301--Communication with Audit Committees. In addition, the Committee reviewed and discussed management’s report on internal control over financial reporting.

The Audit Committee also discussed with HL&B its independence from the Company and management, including the communications HL&B is required to provide under applicable PCAOB rules. The Committee considered any non-audit services provided or proposed by HL&B to the Company, and concluded that the auditors’ independence has been maintained. In the year ended December 31, 2023 and up until the filing of this Proxy Statement, HL&B provided federal and state income tax preparation services other than these tax services HL&B has not provided any material non-audit services to the Company.

The Audit Committee discussed with the Company’s internal accounting professionals and HL&B the overall scope and plans for the audit and met periodically with HL&B, both with and without management present. Discussions included the results of their reviews and examination, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

The Audit Committee met with the Company’s management to discuss the comprehensive risk management and compliance processes of the Company, and reviewed other topics of interest.

Based on the reviews and discussions referred to above, in reliance on management and the opinion HL&B included in its report on the financial statements, and subject to the limitations of its role described below, the Audit Committee recommended to the Board, and the Board approved, the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, for filing with the U.S. Securities and Exchange Commission.

In carrying out its responsibilities, the Audit Committee looks to management and the independent auditors. Management is responsible for the preparation and fair presentation of the Corporation’s financial statements and for maintaining effective internal control. Management is also responsible for assessing and maintaining the effectiveness of internal control over the financial reporting process in compliance with Sarbanes-Oxley Section 404 requirements. The independent auditors are responsible for auditing the Company’s annual financial statements, and expressing an opinion as to whether the statements are fairly stated, in all material respects, in conformity with generally accepted accounting principles. The independent auditors perform their responsibilities in accordance with the standards of the PCAOB. Audit Committee members are not professionally engaged in the practice of accounting or auditing, and are not experts under the Securities Act of 1933 in either of those fields or in auditor independence.

The Committee, along with the other members of the Board, management, and the Company’s internal accounting professionals annually evaluates HL&B's qualifications, performance, and independence, including the performance of the lead audit partner, in deciding whether or not to retain HL&B. That evaluation includes consideration of: (1) HL&B’s quality control; (2) all relationships between HL&B and the Company covered by the PCAOB; (3) HL&B’s expertise and experience in the oil and gas industry with specific attention to the oilfield services and compression sectors; and (4) the quality of HL&B’s audit plans.

The Committee believes that HL&B’s role as the Company’s independent registered public accounting firm is appropriate given their experience and expertise with middle market public companies in the oilfield service industry and their knowledge of the Company’s business, as well as the effectiveness of their audit plans. Based on the Audit Committee’s evaluation of HL&B’s qualifications, performance, and independence, as well as regular meetings with the lead partner, the

Audit Committee believes that the continued retention of HL&B as the Company’s independent registered public accounting firm is in the best interest of the Company and its stockholders.

Respectfully submitted by the Audit Committee,

David L. Bradshaw, Chairman
Georganne Hodges
Nigel J. Jenvey

PROPOSAL 3 - RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We are asking the shareholders to ratify the Audit Committee’s appointment of HL&B as our independent registered public accounting firm for the fiscal year ending December 31, 2024. HL&B is a registered public accounting firm with the Public Company Accounting Oversight Board (“PCAOB”), as required by the Sarbanes-Oxley Act of 2002 and the rules of the PCAOB. Shareholder ratification of the appointment is not required under the laws of the State of Colorado, but the Board believes it is important to allow shareholders to vote on the proposal. In the event the shareholders fail to ratify the appointment, the Audit Committee will reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in our best interests and that of our shareholders.

HL&B representatives are expected to attend the 2024 Annual Meeting in person or via video conference. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate shareholder questions.

The Board of Directors recommends that the shareholders vote “FOR” the ratification of the appointment of HL&B as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

Principal Accountant Fees

Our principal accountant for the fiscal years ended December 31, 2023 and 2022 was HL&B.

Audit Fees

The aggregate fees billed for professional services rendered by HL&B for the audit of our consolidated financial statements for the year ended December 31, 2023 and 2022 and the review of the financial statements on Forms 10-Q for the quarters in such years was approximately $474,034 and $369,591, respectively.

Audit Related Fees

During the years ended December 31, 2023 and 2022, there were no audit related fees.

Tax Fees

HL&B provided certain federal and state income tax return preparation services for the year ended December 31, 2023 and 2022. The aggregate fees billed for professional services rendered by HL&B for such tax services were $28,728 and $52,380, respectively.

All Other Fees

No other fees were billed by HL&B our fiscal years ended December 31, 2023 and 2022, other than as described above.

Audit Committee Pre-Approval Policies and Procedures

As of the date of this Proxy Statement, our Audit Committee has not established general pre-approval policies and as of December 31, 2023, our Audit Committee had not established pre-approval policies and procedures for the engagement of our principal accountant to render audit or non-audit services. However, in accordance with Section 10A(i) of the Exchange Act, our Audit Committee, as a whole, approves the engagement of our principal accountant prior to the accountant rendering audit or non-audit services.

Certain rules of the Securities and Exchange Commission provide that an auditor is not independent of an audit client if the services it provides to the client are not appropriately approved, subject, however, to a de minimis exception contained in the rules. The Audit Committee pre-approved all services provided by Ham, Langston & Brezina LLP in 2023 and the de minimis exception was not used.

SHAREHOLDER PROPOSALS

Under SEC Rule 14a-8, if a shareholder wants us to include a proposal in our Proxy Statement and form of proxy for presentation at our 2025 Annual Meeting of Shareholders, the proposal must be received by us at our principal executive offices at 404 Veterans Airpark Lane, Suite 300, Midland, Texas 79705 by January 2, 2025 unless the date of our 2025 Annual Meeting of Shareholders is more than 30 days from the anniversary date of our 2024 Annual Meeting of Shareholders, in which case the deadline is a reasonable time before we print and mail our proxy materials for the 2025 Annual Meeting of Shareholders. The proposal should be sent to the attention of the Corporate Secretary of Natural Gas Services Group, Inc. In order to curtail controversy as to the date on which a proposal was received by us, it is suggested that proponents submit their proposals by certified mail-return receipt requested. Such proposals must also meet the other requirements established by the SEC for stockholder proposals.

In addition, pursuant to our Bylaws, a stockholder who intends to nominate a candidate for election to the Board or to propose other business for consideration at the 2025 Annual Meeting of Shareholders must deliver to the Company notice and certain information concerning themselves and their shareholder proposal or director nomination not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding Annual Meeting (the “Annual Meeting anniversary date”); provided, however, that, if the Annual Meeting is scheduled to be held on a date more than 30 days before or more than 60 days after the Annual Meeting anniversary date, notice must be delivered to us not later than the close of business on the later of the 120th day prior to the scheduled date of such Annual Meeting and not later than the latest of (i) the 90th day prior to such Annual Meeting, or (ii) the 10th day after public disclosure of the date of such Annual Meeting.

Accordingly, any notice given by or on behalf of a shareholder pursuant to these provisions of our Bylaws (and not pursuant to Rule 14a-8 of the Exchange Act) must be received no earlier than February 13, 2025, and no later than March 15, 2025. Such notice should be addressed to: Natural Gas Services Group, Inc., Corporate Secretary, at 404 Veterans Airpark Lane, Suite 300, Midland, Texas 79705.

In addition to satisfying the requirements under our Bylaws set forth above, shareholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act (including a statement that such shareholder intends to solicit the holders of shares representing at least 67% of the voting power of the Company’s shares entitled to vote on the election of directors in support of director nominees other than our nominees) to comply with the universal proxy rules, which notice must be postmarked or transmitted electronically to us at our principal executive offices no later than 60 calendar days prior to the anniversary date of the 2025 Annual Meeting (for the 2025 Annual Meeting, no later than April 14, 2025). However, if the date of the 2025 Annual Meeting is changed by more than 30 calendar days from such anniversary date, then notice must be provided by the later of 60 calendar days prior to the date of the 2025 Annual Meeting and the 10th calendar day following the day on which public announcement of the date of the 2025 Annual Meeting is first made.

With respect to special meetings of the shareholders, the business that may be brought at the meeting will be limited to that stated in the Company's notice of meeting. In the event we call a special meeting of shareholders for the purpose of electing one or more directors to the Board, any such shareholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified our notice of meeting, if such shareholder delivers a notice that complies with the requirements of our Bylaws to the secretary of the Company at its principal executive offices not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of: (x) the 90th day prior to such special meeting; or (y) the tenth (10th) day following the first date of public disclosure of the date of the special meeting and of the nominees proposed by the Board.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Because of our relatively small size, to date we have not developed formal processes by which shareholders or other interested parties may communicate directly with Directors. Until formal procedures are developed and posted on our website at www.ngsgi.com, any communication to one or more members of our Board of Directors may be made by sending them in care of Investor Relations, Natural Gas Services Group, Inc., 404 Veterans Airpark Lane, Suite 300, Midland, Texas 79705. Shareholders should clearly note on the mailing envelope that the letter is a “Shareholder-Board Communication.” All such communications will be forwarded to the intended recipients.

OTHER MATTERS

Our Board of Directors does not know of any matters to be presented at the meeting other than the matters set forth herein. If any other business should come before the meeting, the person’s named in the enclosed Proxy Card will vote such proxy according to their judgment on such matters.

Certifications. We listed our common stock on the New York Stock Exchange (“NYSE”) in October 2008. On an annual basis, our Chief Executive Officer submits to the NYSE the annual certifications required by Section 303A.12(a) of the NYSE Listed Company Manual. The certifications of our Chief Executive Officer and Principal Accounting Officer required by the SEC in connection with our Annual Report on Form 10-K for the year ended December 31, 2023, were submitted to the SEC on April 1, 2024, with our Annual Report on Form 10-K.

You may obtain our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, without charge upon written request to Investor Relations at Natural Gas Services Group, Inc., 404 Veterans Airpark Lane, Suite 300, Midland, Texas 79705. In addition, the exhibits to the Annual Report on Form 10-K for the fiscal year ended December 31, 2023, may be obtained by any shareholder upon written request to Anna Delgado, Investor Relations.

In addition, we use our website as a channel of distribution for company information. We make available free of charge on the Investor Relations section of our website at www.ngsgi.com our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. We also make available through our website other reports filed with or furnished to the SEC under the Securities Exchange Act of 1934, as amended, including our Proxy Statements and reports filed by officers and Directors under Section 16(a) of the Exchange Act, as well as our Code of Business Ethics and the charters to our various Committees of our Board of Directors. We do not intend for information contained in our website to be part of this Proxy Statement.

BY ORDER OF THE BOARD OF DIRECTORS

April 29, 2024	/s/ Justin C. Jacobs
Midland, Texas	Justin C. Jacobs
Chief Executive Officer and Director

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLYTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V49214-P10010 For Against Abstain For Against Abstain ! !! ! !! ! !! NATURAL GAS SERVICES GROUP, INC. NATURAL GAS SERVICES GROUP, INC. 404 VETERANS AIRPARK LN, SUITE 300 MIDLAND, TX 79705 Nominees: 1b. Nigel J. Jenvey 1a. David L. Bradshaw 3. To ratify the appointment of Ham, Langston & Brezina LLP as the Company’s independent registered public accounting firm for 2024. 4. To transact such other business as may properly be presented at the meeting, or at any adjournment(s) of the meeting. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. 1c. Georganne Hodges 2. To consider an advisory vote on executive compensation of our named executive officers; and 1. Election of Directors The Board of Directors recommends you vote FOR the following: The Board of Directors recommends you vote FOR proposals 2 and 3. !!Please indicate if you plan to attend this meeting. Yes No ! !! ! !! VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Daylight Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Daylight Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SCAN TO VIEW MATERIALS & VOTEw

V49215-P10010 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and 10-K/Annual Report Combo are available at www.proxyvote.com. NATURAL GAS SERVICES GROUP, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF SHAREHOLDERS JUNE 13, 2024. The shareholder(s) hereby appoint(s) Justin C. Jacobs and John Bittner, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of NATURAL GAS SERVICES GROUP, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 8:30 AM, CDT on June 13, 2024, at Natural Gas Services Group, at 404 Veterans Airpark Lane, Suite 300, Midland TX 79705, and any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR ITEMS 2 AND 3. IF ANY OTHER MATTER PROPERLY COMES BEFORE THE MEETING, THE PERSONS NAMED IN THE PROXY WILL VOTE IN THEIR DISCRETION. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE. Continued and to be signed on reverse side